Exhibit 10.5

LEASE

Between

TRT LEASECO, LLC,

a Delaware limited liability company

as Landlord

and

BNSF RAILWAY COMPANY
(f/k/a The Burlington Northern and Santa Fe Railway Company),
a Delaware corporation

as Tenant

Dated as of June 1, 2014

Exhibit 10.5

Exhibit 10.5

42.	NOTICE OF LEASE	32
43.	MISCELLANEOUS	32
44.	RIGHT OF FIRST OFFER	34
45.	RIGHT OF FIRST REFUSAL	35
46.	SECTION 1031 LIKE-KIND EXCHANGE	36

LIST OF SCHEDULES AND EXHIBITS

Schedule l(c) Access Area Agreements
Schedule l(h) Schedule of Fixed Rent
Schedule l(m) Existing Property Agreements Schedule 7(h) Section 467 Allocations

Exhibit A-1    Legal Description of Premises (rail yard)

Exhibit A-2    Legal Description of Premises (building)

Exhibit A-3    Legal Description of Premises (aerobic septic parcel)

Exhibit B    Legal Description of Access Area

Exhibit C    Form of Subordination, Non-disturbance and Attornment Agreement

Exhibit D-1    Form of Tenant Estoppel
Exhibit D-2    Form of Landlord Estoppel
Exhibit E    Form of Memorandum of Lease

Exhibit 10.5

LEASE

This Lease (this "Lease") is made as of June 1, 2014 (the "Commencement Date"), between TRT LEASECO, LLC, a Delaware limited liability company, having an address at 8811 FM 1960 Bypass, Suite 310, Humble, TX 77338, as landlord ("Landlord"), and BNSF RAILWAY COMPANY (f/k/a The Burlington Northern and Santa Fe Railway Company), a Delaware corporation, having an address at 2600 Lou Menk Drive, Fort Worth, TX 76131, as tenant ("Tenant").

W I T N E S S T H:

In consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

(a)	BASIC LEASE PROVISIONS

The following sets out certain fundamental provisions and definitions pertaining to this Lease:

(a)Landlord notice address:

TRT Leaseco, LLC
8811 FM 1960 Bypass Suite 310
Humble, TX 77338 Attention: Marcus Goering

with copy to:

Dechert LLP Cira Centre
2929 Arch Street
Philadelphia, PA 19104 Attention: Richard D. Jones, Esq.

(b)	Tenant notice address:

BNSF Railway Company
2500 Lou Menk Drive
Fort Worth, TX 76131
Attention: AVP Facilities and Property Management

with copy to:

BNSF Railway Company
2600 Lou Menk Drive
Fort Worth, TX 76131
Attention: AVP Contracts & Joint Facilities

(c)Access Areas: Those certain areas, roadways and pathways that provide access to the Premises through the parcel adjacent to the Premises described on Exhibit B, which access is granted pursuant to those agreements (as amended from time to time, subject to the written consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed, provided, that there is no material adverse impact to the utility of the Premises and/or Tenant's access to the Premises) listed

Exhibit 10.5

on Schedule l(c) (collectively, the "Access Area Agreements").

(d)Building: The one story structure with tower constructed on a slab and located on the parcel described on Exhibit A-2.

(e)	Commencement Date: The date set forth in the Preamble.

(f)Exhibits: All Exhibits and Schedules to this Lease are incorporated herein for all purposes by this reference.

(g)	Expiration Date: May 31, 2034, unless extended by a Renewal Option.

(h)Fixed Rent: An amount equal to Seven Hundred Seventy-Seven Thousand Two Hundred Eighty and No Cents Dollars ($777,280.00) per month escalated at two and one quarter percent (2.25%) annually on a compound basis commencing with the first anniversary of the Commencement Date (including any Extension Periods). A schedule of Fixed Rent is attached hereto as Schedule 1(h).

(i)Initial Term: The 20-year period commencing on the Commencement Date and ending on the Expiration Date.

As used in this Lease, "Term" shall include the Initial Term and any Extension Period thereof that becomes effective pursuant to Section 5 of this Agreement.

(j)    Lease Default Rate: Twelve percent (12%) per annum, compounded monthly, accruing from the due date of such payment of Fixed Rent, Additional Rent or any other amounts due under the Lease. It is the intention of the parties hereto to conform strictly to the applicable usury laws, and whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the highest legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such highest legal rate.

(k)    Lender: Any person that makes a loan or loans (such loan or loans collectively referred to herein as the "Loan") to Landlord or its affiliate which is secured directly or indirectly by a mortgage, deed of trust or similar instrument with respect to the Premises and of which Tenant is advised in writing by Landlord.

(l)    Payment of Fixed Rent: As set forth in Section 7(a), Fixed Rent shall be initially paid by wire transfer to the account set forth below or such other account as Landlord may designate in a written notice to Tenant:

Bank: Wells Fargo Northwest, NA
ABA: 121-000-248
For Credit to the Account of: Corporate Trust Services
Account No: 051-09221-15
For Further Credit to: Texas Rail Terminal, LLC
Account No: 22667300
Reference: TRT Lockbox 44362

(m)Permitted Encumbrances: (i) those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of title that affect the Premises or Access Areas as set forth on Schedule 1(m), or which arise after the date hereof due to the acts or omissions of Landlord with Tenant's written consent, such consent not to be unreasonably withheld, conditioned or delayed if such matter of title does not materially interfere with Tenant's use of the Premises, or which are consented to in writing by Landlord and Tenant (collectively, "Property Agreements"), (ii) all Taxes, and (iii) all Laws.

(n)Premises: Those three (3) certain lots or parcels of real estate which are described on Exhibit A-1, A-2 and A-3 hereto (the "Land"), together with (i) all rights and interest of Landlord in the Property Agreements, but subject to the terms, restrictions and limitations set forth therein and the rights of third parties thereunder, and the other Permitted Encumbrances, and (ii) all rights and interest of Landlord to the roadways, pathways, Building, lighting, electrical, mechanical, plumbing, heating, septic system towers, ventilation and air conditioning systems located on the Land, subject, however, to the Permitted Encumbrances, and (iii) all rail track facilities and related appliances, switches and components, including those located on any surface and subsurface areas, and the other fixtures and equipment, in each case attached or appurtenant to the

Exhibit 10.5

Land, subject, however, to the Permitted Encumbrances.

(o)	Qualified Investment Buyer: shall mean, one or more of the following:

(i)a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, sovereign wealth fund, private equity fund, REIT or real estate operating company, provided that any such entity referred to in this clause (i) has total assets (in name or under management or advisement) in excess of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (exclusive of the Premises) (the "Investor Eligibility Requirements");

(ii)an institution substantially similar to any of the entities described in clause (i) or clause (iii) that satisfies the Investor Eligibility Requirements; or

(iii)any entity 100% owned by and controlled by, controlling or under common control with any one or more of the entities described in clause (i) or clause (ii) above.

As used in this Agreement, "Control" shall mean the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. "Controlled by", "Controlling" and "under common Control with" shall have the respective correlative meaning thereto.

(p)Renewal Options: The Tenant shall have the option (each, a "Renewal Option") to extend the Initial Term of this Lease for up to two additional periods of five years in duration (each such period, an "Extension Period") on and subject to the terms and conditions of Section 5 of this Lease.

(q)Certain Definitions: The following terms shall have the definitions given to them in the following Sections of this Lease:

Exhibit 10.5

1031 Exchange	Section 46
Access Areas	Section l (c)
Access Area Agreements	Schedule l (c)
Additional Rent	Section 7(e)
Affiliate	Section 45(a)
Alteration or Alterations	Section 18(a)
Bona Fide Offer	Section 45(a)
Building	Section 1(d)
Building Trade Fixtures	Section 20
Business Day	Section 43(1)
Casualty	Section 15(a)
Commencement Date	Preamble
Competitor	Section 45(a)
Condemnation	Section 16(a)
Consumer	Section 45(a)
Designated Person	Section 43(n)
Discount Rate	Section 24(g)
Due Date	Section 7(a)
Environmental Laws	Section 40(a)
Event of Default	Section 24(a)
Exercise Period	Section 45(a)
Exhibits	Section 1(f)

Exhibit 10.5

Existing Agreements	Preamble
Expiration Date	Section I (g)
Extension Notice	Section 5(a)
Extension Periods	Section 1(p)
Fixed Rent	Section 1(h)
Hazardous Materials	Section 40(a)
Indemnified Parties	Section 29
Initial Term	Section 1(i)
Investor Eligibility Requirements	Section l (o)
Land	Section 1(n)
Landlord	Preamble
Laws	Section 12
Lease	Preamble
Lease Condemnation Termination Date	Section 16(b)
Lease Default Rate	Section l(j)
Lender	Section l(k)
Loan	Section l(k)
Major Condemnation	Section 16(b)
Minor Condemnation	Section 16(c)
Mortgage	Section 21(a)
Permitted Encumbrances	Section 1(m)
Premises	Section 1(n)
Property Agreements	Section l (m)
Qualified Investment Buyer	Section 1(o)
Railroad Enterprise	Section 45(a)
Remedial Work	Section 40(e)
Renewal Options	Section l (p)
Restoration	Section 15(c)
ROFO Negotiation Period	Section 44(b)
ROFO Notice	Section 44(a)
ROFO Offer	Section 44(b)
ROFO Request	Section 44(a)
ROFR Closing Period	Section 45(b)
ROFR Exercise	Section 45(a)
ROFR Notice	Section 45(a)
Signs	Section 19
SNDA Agreement	Section 21(a)
Sub-Surface Taking	Section 16(d)
Taking	Section 16(a)
Tax or Taxes	Section 32(a)
Tenant	Preamble
Tenant's Termination Notice	Section 16(b)
Term	Section 1(i)

Exhibit 10.5

(b)	INTENTIONALLY OMITTED.

(c)	PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term, on the terms and on the conditions herein provided, subject, however, to the Permitted Encumbrances. Landlord further grants to Tenant for the Term Landlord's rights to the Access Areas, to the extent of Landlord's rights under the Access Agreements, subject in each case to the terms, restrictions and limitations set forth therein and in the Permitted Encumbrances and the rights of third parties thereunder.

(d)	NO MERGER OF TITLE.

There shall be no merger of this Lease nor of the leasehold estate created hereby with the fee estate in or ownership of the Premises and/or the Access Areas by reason of the fact that the same entity may acquire or hold or own (i) this Lease or such leasehold estate or any interest therein and (ii) the fee estate or ownership of any of the Premises or any interest therein. No such merger shall occur unless and until all persons having any interest in (x) this Lease or such leasehold estate and (y) the fee estate in the Premises shall join in a written, recorded instrument effecting such merger.

(e)	RENEWAL OPTIONS.

(a)Tenant shall have the right to extend the Term of the Lease for an Extension Period commencing June 1, 2034, and, in the event Tenant has exercised the first such Renewal Option, to extend the Term of the Lease for an additional Extension Period commencing June 1, 2039, in each case, provided that:

(i)Tenant gives Landlord written notice (an "Extension Notice") of its election to exercise the applicable Renewal Option not less than 150 days, nor more than 365 days prior to the then-current expiration date of the Term; and

(ii)No Event of Default with respect to the payment of Fixed Rent, Taxes or utility charges payable by Tenant under this Lease exists as of the time of the giving of the applicable Extension Notice and at the time of the commencement date of the applicable Extension Period.

(b)The Fixed Rent payable by Tenant to Landlord during each Extension Period shall be as set forth in Section 1.

(c)Tenant's occupancy of the Premises during each Extension Period shall be on the same terms and conditions as set forth in this Lease; provided, however, Tenant shall have no further right to extend the term of this Lease beyond May 31, 2039, or if Tenant exercises its first Renewal Option pursuant to this Section 5, beyond May 31, 2044.

(d)If Tenant does not timely send an Extension Notice pursuant to the foregoing provisions of this Section 5, this Section 5 shall have no force or effect and shall be deemed deleted from this Lease.

(f)	USE.

(a)Tenant's access to the Premises pursuant to the Access Area Agreements may only used in accordance with the terms and conditions set forth in the Access Area Agreements.

(b)Subject to the limitations set forth in Section 6(c) below and the other provisions of this Lease, Tenant is granted for the Term (i) the exclusive right to use the Premises for any lawful purpose to the same extent as Landlord's rights therein, subject to the terms, restrictions and limitations contained in the Property Agreements and the other Permitted Encumbrances, and the rights of third parties thereunder, and (ii) Landlord's rights under the Access Agreements, subject to the terms, restrictions and limitations contained therein and in the Permitted Encumbrances, and the rights of third parties thereunder.

(c)Notwithstanding anything to the contrary contained herein, Tenant's use of the Premises shall not (i) create waste, (ii) or violate any Environmental Laws, or (iii) unreasonably interfere with any of the Access Areas or other property adjacent to, or in the vicinity of, the Premises. In addition, Tenant's use of the Premises shall not violate any of the provisions of any Permitted Encumbrance or any Access Area Agreement. Tenant shall indemnify, defend and hold harmless Landlord and all other Indemnified Parties, from any and all losses, liabilities, penalties, actions, suits, claims, demands, judgments,

Exhibit 10.5

damages, costs or expenses suffered as a result of the violation of any such Permitted Encumbrance or the Access Area Agreements by Tenant or its employees, agents, contractors, representatives, licensees, subtenants or invitees. Tenant agrees that with respect to the Permitted Encumbrances and the Access Area Agreements, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

(d)Landlord shall indemnify, defend and hold harmless Tenant from any and all losses, liabilities, penalties, actions, suits, claims, demands, judgments, damages, costs or expenses suffered as a result of the violation of any such Permitted Encumbrance or the Access Area Agreements by acts or omissions of Landlord or its employees, agents, contractors, representatives, licensees, subtenants or invitees after the date hereof.

(e)Notwithstanding anything in this Lease to the contrary, Landlord reserves the right to grant easements affecting the Premises and/or the Access Areas for underground pipelines or in connection with the development by owners of property adjacent to, or in the vicinity of the Premises, and Tenant expressly acknowledges such reservation of rights and agrees to reasonably cooperate with Landlord in connection therewith, subject to the limitations set forth in the following sentence. Landlord and Tenant hereby agree that Landlord may only grant temporary and permanent easements for access, utility service or underground pipelines through the Premises and/or the Access Areas, provided that (i) such easements do not materially interfere with Tenant's use of the Premises, (ii) such easements comply with Tenant's utility accommodation policy at the time of the granting thereof, and (iii) any indemnity in favor of Landlord under any such easement shall also inure to be benefit of Tenant. Tenant shall provide

Landlord, promptly after request therefore, a copy or summary of Tenant's then current utility accommodation policy. In addition, Tenant acknowledges and agrees that the owner of the Access Areas has reserved all rights to enter in to and/or use the Access Areas, subject to the limitations set forth in the Access Area Agreements.

(g)	FIXED RENT.

(a)Tenant shall pay Fixed Rent to Landlord as set forth in Section 1. Fixed Rent shall be due and payable in advance on the first day of each month (or if such first day is not a Business Day, the first Business Day of each month), commencing on the Commencement Date, during the Term (each such date being referred to herein as a "Due Date").

(b)	Intentionally Omitted.

(c)If any installment of Fixed Rent is not paid on the respective Due Date, Tenant shall pay Landlord interest on such overdue payment at the Lease Default Rate, accruing from the Due Date of such payment until the same is paid.

(d)	Intentionally Omitted.

(e)Commencing as of the Commencement Date, all Taxes, costs, expenses and other amounts which Tenant is required to pay pursuant to this Lease (other than Fixed Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent ("Additional Rent"). All Additional Rent shall be paid directly by Tenant to the party to whom such Additional Rent is due. If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due, Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by Law in the case of non-payment of any Fixed Rent and shall, except as expressly provided herein, have the right, not sooner than ten (10) days after written notice to Tenant (except in the event of an emergency, as reasonably determined by Landlord, in which case prior notice shall not be necessary) of its intent to do so, to pay the same on behalf of Tenant, and Tenant shall repay such amounts to Landlord on demand. Tenant shall pay to Landlord interest at the Lease Default Rate on all overdue Additional Rent and other sums due hereunder, in each case paid by Landlord on behalf of Tenant, from the date of payment by Landlord until repaid by Tenant. Landlord shall cooperate with Tenant to request the applicable taxing authority(ies) to send a copy of any tax bills and related notices to Tenant at the address provided for in Section 1, provided, however, if any applicable taxing authority is unable or unwilling to send such copies, Landlord shall send a copy of any tax bills and notices it receives to Tenant at the address provided for in Section 1 reasonably promptly after receipt of any such bill or notice. All Fixed Rent and Additional Rent shall be payable in U.S. Dollars.

(f)The parties agree that the Section 467 Allocated Rent column on Schedule 7(f) specifically allocates Fixed Rent for the Initial Term for purposes of section 467 of the Internal Revenue Code of 1986, as amended, and section l.467-l (c)(2)(ii)(A)(2) of the Treasury Regulations, as amended or succeeded. Each rental period shall be 12 months in length beginning June 1st. Accordingly, the amount of Fixed Rent allocated to each rental period, during the Term as set forth in Schedule 1(h) is the amount of Fixed Rent allocated to each rental period for the use of the Premises by this Lease.

Exhibit 10.5

(h)	NET LEASE; TRUE LEASE.

(a)The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and Fixed Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue during the Term, unless the requirement to pay or perform the same shall have been terminated pursuant to the provisions of Section 16. · This is an absolutely net lease and Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, reduction or defense. This Lease is the absolute and unconditional obligation of Tenant, and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Premises or the Access Areas for any reason, including, but not limited to, the following: (i) any damage to or destruction of any of the Premises or the Access Areas by any cause whatsoever, (ii) any Condemnation (except as otherwise expressly provided in Section 16), (iii) the prohibition, limitation or restriction of Tenant's use of any of the Premises or the Access Areas, (iv) any eviction or constructive eviction by paramount title or otherwise, (v) any default on the part of Landlord under this Lease or under any other agreement, (vi) any latent or other defect in, or any theft or loss of any of the Premises, or (vii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. All costs and expenses and other obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof (except for any such costs, expenses or obligations incurred or contracted for by Landlord without Tenant's prior consent; provided that such exclusion does not apply to any costs, expenses or obligations incurred or contracted for by Landlord in connection with exercising its rights and/or remedies under this Lease, which shall be paid and performed by Tenant notwithstanding Tenant's lack of consent) which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid and performed by Tenant. Tenant shall pay all expenses related to the maintenance and repair of the Premises, and Taxes and insurance costs. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease (except as otherwise expressly provided in Section 16), or to abate Fixed Rent or Additional Rent during the Term. Nothing contained in this Section 8 shall reduce or modify in any way Section 36 or Tenant's rights in respect of a breach of Landlord's warranty therein.

(b)Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

(i)	CONDITION.

Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that Landlord makes no representation or warranty express or implied, with respect to same. Except for Landlord's covenant of quiet enjoyment set forth in Section 36, Landlord makes no and expressly hereby denies any representations or warranties regarding the condition or suitability of, or title to, the Premises to the extent permitted by Laws, and Tenant waives any right or remedy otherwise accruing to Tenant on account of the condition or suitability of the Premises, or, except with respect to Landlord's warranty set forth in Section 36, title to the Premises, and Tenant agrees that it takes the Premises "As Is," without any such representation or warranty, including, without limitation, any implied warranties. Tenant has examined the Premises and title to the Premises, and has found all of the same satisfactory for all purposes.

(j)	LIENS.

Tenant shall not, directly or indirectly, create, or permit to be created or to remain, and shall remove and discharge (including, without limitation, by any statutory bonding procedure or any other bonding procedure reasonably satisfactory to Landlord which shall be sufficient to prevent any loss of the Landlord's interest in the Premises) within thirty (30) days after obtaining knowledge thereof, any mortgage, lien, encumbrance or other charge on the Premises or the leasehold estate created hereby or any Fixed Rent or Additional Rent payable hereunder which arises due to any work done by or for Tenant, any labor, services, materials, supplies or equipment provided to or for Tenant, or any acts or omissions of Tenant. Landlord shall not be liable for any labor, services or materials furnished to Tenant or to any party holding any portion of the Premises through or under Tenant and no mechanic's or other liens for any such labor, services or materials shall attach to the Premises or the leasehold estate created hereby.

(k)	REPAIRS AND MAINTENANCE.

(a)Upon the expiration or termination of this Lease, Tenant shall be required to deliver the rail track structure

Exhibit 10.5

and rail roadbeds on the Premises in a condition that meets FRA Class 1 standards to the extent the structure and rail roadbeds located on the Premises as of the date hereof meet FRA Class 1 standards, or, to the extent any portion thereof does not meet such standards as of the Commencement Date, such portion shall be delivered in condition consistent with its condition as of the Commencement Date.

(b)Landlord shall not be required to make any repair, replacement, maintenance or other work whatsoever, or to maintain the Premises in any way, and Tenant waives the right to make repairs, replacements or to perform maintenance or other work at the expense of the Landlord, which right may be provided for in any Laws. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or awards for any taking, to the extent provided in this Lease.

(l)	COMPLIANCE WITH LAWS.

During the Term, Tenant shall comply with all Laws relating to the Premises. As used herein, (i) the term "Laws" shall mean all present and future laws, common law, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Premises or which are due to take effect after expiration of the Term)

relating to the Premises or any portion thereof, or which may be applicable to Tenant, or which may be applicable to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises. Nothing in this Lease shall be deemed a waiver of the preemptive effect of any federal or state law.

13.ACCESS TO PREMISES BY LANDLORD.

Upon reasonable advance notice to Tenant, and during Tenant's business hours, Landlord and Lender, if applicable, and their respective employees, contractors, agents, representatives, invitees and investors may enter onto the Premises to (i) show the Premises to purchasers and potential purchasers, and to mortgagees and potential mortgagees, or (ii) for the purpose of inspecting the Premises; provided, that, for purposes of clause (ii) of this sentence, Landlord shall not be required to give notice prior to entry onto the Premises in the event of an emergency situation provided, however, Landlord may not come within ten (10) feet of the centerline of any track infrastructure (except in the event of an emergency situation). Upon reasonable advance notice to Tenant, during the last one hundred fifty (150) days of the then-current Term, unless Tenant shall have exercised the next Renewal Option, Landlord also may enter onto the Premises to show the Premises to persons wishing to rent the same. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to reasonably minimize any disruption of Tenant's business operation. Landlord shall comply with, and shall cause any of its admittees pursuant to this section to comply with, Tenant's reasonable safety requirements related to entry upon active rail property. Any such entry by Landlord and its admittees upon the Premises may, at Tenant's discretion, be subject to mandatory escort by Tenant and shall not unreasonably interfere with Tenant's operations. Except with respect to any entry in a non-emergency situation in accordance with the terms of this Section 13, Tenant shall not be responsible for any damage or destruction of property or personal injury or death suffered on the Premises by Landlord, Lender or their respective employees, contractors, representatives, invitees or investors arising from such permitted entry pursuant to this Section 13, and Landlord shall indemnity and hold Tenant harmless from any claims for damage or destruction of property or personal injury or death asserted against Tenant by any such persons in connection with such entry.

14.	WAIVER OF SUBROGATION.

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waive any rights of action for negligence against the other party, which rights of action may arise during the Term for damage to the Premises or to the property therein resulting from any fire or other casualty, but only to the extent covered by insurance.

15.	DAMAGE; DESTRUCTION.

(a)In the event of any damage to or destruction of the Premises by fire, flood or other casualty during the Term (a "Casualty"), Tenant shall give Landlord and Lender, if applicable, prompt written notice thereof. Tenant shall adjust, collect and compromise any and all claims covered by insurance. Thereafter, Tenant shall promptly send Landlord copies of all material notices, correspondence and pleadings given or received by Tenant relating to any such Casualty.

(b)In the event of any such Casualty (whether or not insured against), the Term shall continue, and there shall

Exhibit 10.5

be no abatement or reduction of Fixed Rent, Additional Rent or of any other sums payable by Tenant hereunder.

(c)Following any Casualty, Tenant shall take reasonable steps to ensure that the Premises are secure and do not pose any risk or harm to any persons or to any adjoining property. Tenant shall repair and restore the Premises as nearly as possible to at least a condition as required by Section 11 and subject to Section 18 (such restoration or repair of the Premises, whether in connection with a Condemnation or a Casualty, as the context requires, herein called a "Restoration") in accordance with all Laws and all other terms of this Lease.

(d)Tenant waives the benefit of any Law that provides Tenant any abatement or termination rights by virtue of a Casualty. To the extent that (i) termination rights by virtue of a Casualty are unwaivable under Laws and (ii) this Lease is terminated as a result of a Casualty, Tenant's obligation to repair and restore any damaged portion of the Premises pursuant to Section 14(c) above shall expressly survive any such termination, and Tenant, its agents and contractors have the right of entry upon the Premises to conduct such repair and Restoration.

16.	CONDEMNATION.

(a)Promptly upon obtaining knowledge of any proceeding for condemnation or eminent domain that has been filed in a court of competent jurisdiction with respect to the Premises, Tenant and Landlord shall each notify the other, and each shall be entitled to participate in such proceeding at their respective expense. In connection with any final adjudication of rights of a third party to take possession of all or part of the Premises (a "Taking" or "Condemnation"), if such Taking constitutes (i) a Major Condemnation, Landlord shall be entitled to the entire amount of any award or payment with respect to such taking, and Tenant hereby irrevocably assigns to Landlord any rights of Tenant to any such award or payment in respect of any Condemnation of the Premises (including, but not limited to any award or payment granted for the residual value of Tenant's leasehold interest pursuant to this Lease), or (ii) a Minor Condemnation, Landlord shall be entitled to the entire amount of any award or payment with respect to its interest in the Premises, and Tenant shall be entitled to the entire amount of any award or payment with respect to its leasehold interest.

(b)In the event of a Taking of (i) the entire Premises or (ii) a material portion of the land comprising the Premises which would, in Tenant's reasonable judgment, result in a loss of use of more than fifty percent (50%) of the rail track space on the Premises (a "Major Condemnation"), then not later than ninety (90) days after the Taking has occurred, Tenant may serve written notice upon Landlord ("Tenant's Termination Notice") of Tenant's intention to terminate this Lease on any Fixed Rent payment Due Date specified in such notice, which Due Date shall be no sooner than ninety (90) days after Tenant's Termination Notice but, in any event, not later than the last day of the Term of this Lease (such date, the "Lease Condemnation Termination Date"). If a Major Condemnation occurs, all Fixed Rent, Additional Rent and other charges due under this Lease, up and through the Lease Condemnation Termination Date, shall be payable on or before the Lease Condemnation Termination Date.
(c)In the event of any Taking of a portion of the Premises which does not result in a termination of this Lease (a "Minor Condemnation"), this Lease shall terminate only with respect to such the part of the Premises which are the subject of such Taking. Tenant shall promptly commence and diligently complete the Restoration of the Premises in accordance with all Laws and all other terms of this Lease, provided that Tenant shall not be obligated to expend more than the amount of the award payable to Tenant under this Lease in connection with such Minor Condemnation. If a Minor Condemnation occurs, the Fixed Rent due to Landlord shall be reduced by the percentage of the rail track space that is lost in connection with such Taking.
(d)Notwithstanding anything in this Lease to the contrary, if there is a Taking with respect to any real property located below the grade level of the Premises (a "Sub-Surface Taking") (whether for pipelines or other purposes), as long as such taking does not result in a Major Condemnation, the Term shall continue and there shall be no abatement or reduction of Fixed Rent, Additional Rent or of any other sums payable by Tenant pursuant to this Lease.

(e)Tenant shall retain its rights under applicable Law to oppose any proposed Taking (but Tenant shall nevertheless be subject to any Taking that is effected notwithstanding any attempts by Tenant to oppose such Taking).

17.	ASSIGNMENT AND SUBLETTING.

(a)Tenant shall not have the right to assign this Lease, or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion; provided, however, (i) Tenant may assign its right under this Lease without the consent of Landlord (A) if such assignment occurs as a result of a sale or transfer of all or substantially all of Tenant's assets located within a one hundred (100) mile radius of the Dayton, Texas area, or (B) pursuant to a merger, sale, consolidation or combination of Tenant or by order or decree of any governmental authority, and

Exhibit 10.5

(ii) Tenant may sublet any portion of the Premises if the terms of the proposed sublease require the sublessee to maintain the portion of the Premises covered by such sublease in a manner consistent with the standard of maintenance that Tenant utilizes for similar facilities owned by Tenant of similar size, but in no event less than the standards required under the terms of this Lease. In the event of a subletting hereunder, Tenant shall deliver to Landlord a copy of such sublease within fifteen (15) days after execution thereof. In the event of any assignment of Tenant's interest in this Lease or any subletting of all or any portion of the Premises, Tenant, and its successors and assigns shall remain fully liable for all obligations of Tenant hereunder, which liability of Tenant shall be and remain that of a primary obliger and not a guarantor or surety. Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form whereby the assignee shall agree to assume, observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. Tenant agrees that in the case of an assignment of this Lease requiring written consent of Landlord, Tenant shall deliver copies of any such assignment(s) to Landlord upon request of Landlord. Notwithstanding anything herein to the contrary, in connection with Tenant's exercise of its right of first offer pursuant to Section 44 or its right of first refusal pursuant to Section 45, Tenant may assign its purchase rights (but not its obligations) to an exchange intermediary pursuant to Section 46 without the consent of Landlord.

(b) Subject to Section 44 and Section 45, Landlord may freely transfer the Premises and this Lease without the consent of Tenant.

18.	ALTERATIONS.

(a)Tenant may make any structural or non-structural, interior and/or exterior alterations, changes, modifications, additions, improvements, reconstructions or replacements at the Premises which are in compliance with the terms of the Property Agreements (individually, "Alteration" and collectively, the "Alterations"), provided, however, that (i) Tenant shall obtain the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion, to any Alteration which materially adversely affects the use of the Access Areas, and (ii) Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, to any structural Alteration of the Building or any Alteration that materially affects the gas, heating, plumbing, or any other systems servicing the Premises. All Alterations shall comply with applicable Laws.

(b)Tenant agrees that in connection with any Alteration: (i) all such Alterations shall be performed in a good and workmanlike manner, and in compliance with all applicable Laws;
(ii) Tenant shall promptly pay all costs and expenses of any such Alteration; (iii) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration required by applicable Laws; and (iv) to the extent required under applicable Laws, all Alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord (for information purposes only) prior to the commencement of the Alterations.

19.	SIGNS.

At Tenant's sole cost, Tenant may install, replace, relocate and maintain and repair in and on the Building, such signs, awnings, lighting effects and fixtures as may be used from time to time by Tenant (collectively, "Signs"). All Signs of Tenant shall comply with Laws.

20.	SURRENDER.

At the expiration or within 30 days after any earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition required by Section 11. All Alterations existing on the Premises at such time, except Tenant's furniture and those moveable trade fixtures that are located inside the Buildings, such as computer(s) and other similar moveable equipment and shelving (collectively, "Building Trade Fixtures"), shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination or other expiration of the Term. At the expiration or termination of the Term, Tenant shall remove its Building Trade Fixtures and all rail cars, locomotives and other equipment or personal property as well as its Signs and identification marks, from the Premises and repair any and all damage caused

Exhibit 10.5

by such removal. Building Trade Fixtures and other personal property of Tenant not so removed at the end of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall, at Landlord's sole option, be deemed abandoned and shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises. If Tenant fails to remove any such property from the Premises, the reasonable cost of removing and disposing of such property and repairing any damage to any of the Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property that becomes the property of Landlord as a result of such expiration or earlier termination. The provisions of this Section 20 shall survive the termination or expiration of this Lease.

At any time during the Term, Tenant may remove the Building Trade Fixtures, as well as its Signs and identification marks, from the Premises, provided Tenant repairs any and all damage caused by such removal.

21.	SUBORDINATION OF LEASE.

(a)This Lease shall be subject and subordinate to any Mortgage and to all advances made upon the security thereof, provided that any such Lender shall execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit C or such other commercially reasonable form as any Lender may request that is generally consistent with the form attached hereto as Exhibit C ("SNDA Agreement"), which SNDA Agreement shall provide that such Lender recognizes this Lease and agrees to not disturb Tenant's possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period. This Lease shall not be subordinate to any Mortgage for which the Lender has not entered into such SNDA Agreement notwithstanding any consent provided by Tenant pursuant to Sections l(m) or 21(c). Tenant agrees, upon receipt of such SNDA Agreement, to execute such SNDA Agreement and such further reasonable instrument(s) as may be necessary to so subordinate this Lease; provided such SNDA Agreement and other instrument(s) are consistent with the terms of this Lease. The term "Mortgage" shall include any mortgages, deeds of trust or any other similar hypothecations of the Premises securing Lender's Loan to Landlord, regardless of whether or not such Mortgage is recorded.

(b)Tenant agrees to attom, from time to time, to any Lender, and to any purchaser of the Premises, for the remainder of the Term, provided that such Lender or such purchaser shall then be entitled to possession of the Premises, subject to the provisions of this Lease. This subsection shall inure to the benefit of any Lender or such purchaser, shall apply notwithstanding that, as a matter of Law, this Lease may terminate upon the foreclosure of the Mortgage (in which event the parties shall execute a new lease for the remainder of the Term containing the provisions of this Lease), shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Each such party shall however, upon demand of the other, execute instruments in confirmation of the foregoing provisions reasonably satisfactory to the requesting party acknowledging such subordination, non disturbance and attomment and setting forth the terms and conditions hereof.

(c)Subject to Tenant's rights under this Section 21, Tenant hereby consents to any assignment of this Lease by Landlord to or for the benefit of any Lender as security for any loan provided by such Lender.

(d)If any Lender (or such Lender's successor) acquires Landlord's interest in the Lease or the Premises, such acquisition shall be subject to the terms of this Lease. Tenant agrees that any such transferee shall not be:

(i)liable for any act or omission of Landlord;

(ii)bound by any payment of Fixed Rent or Additional Rent that Tenant might have paid more than one month in advance of the due date thereof.

22.	INTENTIONALLY OMITTED.

23.	UTILITIES.

Tenant agrees to make its own arrangements for and to timely pay for all utilities consumed by it in

Exhibit 10.5

the Premises.

24.	TENANT DEFAULT.

(a)Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease: if (i) Tenant shall default in the payment when due of any installment of Fixed Rent payable hereunder, and such default shall continue for twenty (20) days after the Due Date thereof; or (ii) Tenant shall default in the payment when due of any installment of Additional Rent payable hereunder and such default shall continue for thirty (30) days after written notice of such default is sent to Tenant by Landlord; or (iii) Tenant shall default in fulfilling any of the other covenants, agreements or obligations of this Lease, and such default shall continue for more than thirty (30) days after written notice thereof from Landlord specifying such default, provided, that if Tenant has commenced to cure within said thirty (30) days, and thereafter is in good faith diligently prosecuting same to completion, said thirty (30) day period shall be extended, for a reasonable time (not to exceed an additional one hundred eighty (180) days); or
(iv) any material representation or warranty made by Tenant to Landlord in this Lease is materially false when made; or (v) Tenant (A) shall make any assignment or other act for the benefit of creditors, (B) shall file a petition or take any other action seeking relief under any state or federal insolvency or bankruptcy laws, or (C) shall have an involuntary petition or any other action filed against either of them under any state or federal insolvency or bankruptcy laws which petition or other action is not vacated or dismissed within ninety (90) days after the commencement thereof; or (vi) any execution or attachment shall be issued against Tenant or any of its interest in the Premises and the same shall not be bonded, dismissed, or discharged as required by this Lease; or (vii) the estate or interest of Tenant in the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

(b)If an Event of Default shall have occurred and be continuing, Landlord shall be entitled to all remedies available at law or in equity. Without limiting the foregoing, to the extent permitted by applicable Law, Landlord shall have the right to give Tenant notice of Landlord's termination of the Term of this Lease. Upon the giving of such notice, the Term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c)If an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, Landlord shall have the immediate right, whether or not the Term of this Lease shall have been terminated pursuant to Section 24(b), to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable. Landlord shall be under no liability by reason of any such reentry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 24(b).

(d)At any time or from time to time after a re-entry, repossession or removal pursuant to Section 24(c), whether or not the Term of this Lease shall have been terminated pursuant to Section 24(b), to the extent permitted by applicable Law Landlord may (but, except to the extent expressly required by any applicable Law, shall be under no obligation to) relet the Premises for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

(e)To the extent permitted by applicable Law, no expiration or termination of the Term of this Lease pursuant to Section 24(b), by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Section 24(c) or otherwise, and no reletting of the Premises pursuant to Section 24(d) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

(f)In the event of any expiration or termination of the Term of this Lease or re-entry or

Exhibit 10.5

repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Lease Default Rate from the due date thereof to and including the date of such expiration, termination, re-entry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal. Tenant shall pay such liquidated and agreed current damages on the dates on which Fixed Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

(g)At any time after any such expiration or termination of the Term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any liquidated and agreed current damages pursuant to Section 24(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the sum of (i) the excess, if any of (A) the aggregate of all Fixed Rent, Additional Rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 24(f) to pay liquidated and agreed current damages) for what would be the then-unexpired Term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal, discounted at the rate equal to the then rate on U.S. Treasury obligations of comparable maturity to such Term (the "Discount Rate") over (B) the then current fair market rent for the Premises for the balance of the Term (as determined by an independent third-party appraiser selected by Landlord) discounted at the Discount Rate plus (ii) all reasonable legal fees and other costs and expenses incurred by Landlord as a result of Tenant's default under this Lease. If any Law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity, including the right of injunction. Tenant waives any rights of redemption granted by any Laws if Tenant is evicted or dispossessed, for any cause, or if Landlord obtains possession of the Premises by reason of an Event of Default.

(h)In no event shall Tenant be liable to Landlord or any other person for consequential, special, indirect or punitive damages (including, without limitation, lost profits), except with respect to consequential and/or indirect damages that may be covered by Tenant's indemnity under Section 27.

25.	LANDLORD DEFAULT.

If Landlord defaults in the performance of any of its obligations under this Lease, Tenant shall notify Landlord of the default, and Landlord shall have thirty (30) days after receipt of such notice to cure the specified default. If Landlord is not reasonably able to cure the specified default within such 30-day period, Landlord shall have such additional period of time as is reasonably necessary to cure the specified default, provided Landlord commences the cure within the 30-day period and thereafter for a reasonable period of time diligently pursues and effects the cure. In no event shall Landlord be liable to Tenant or any other person for consequential, special, indirect or punitive damages, including, without limitation, claims for lost profits. In the event of a default by Landlord which is not cured after notice and within the applicable cure period, Tenant shall be entitled to exercise all remedies available at law or in equity, subject in all instances to the terms and conditions of this Lease (including, without limitation, Section 8 and Section 36), including rights of injunction and specific performance. Tenant shall be entitled to recover from Landlord and Landlord shall pay to Tenant within 15 days after demand all reasonable legal fees and other reasonable costs and expenses incurred by Tenant as a result of enforcing its rights in connection with Landlord's default under this Lease.

26.	RENT PAYMENTS.

If Landlord's interest in this Lease shall pass to another, or if the Fixed Rent or Additional Rent

Exhibit 10.5

hereunder shall be assigned, or if a party, other than Landlord, shall become entitled to collect the Fixed Rent or Additional Rent due hereunder, then notice thereof shall be given to Tenant by Landlord in writing, or, if Landlord is an individual and shall have died or become incapacitated, by Landlord's legal representative, accompanied by due proof of the appointment of such legal representative. Until such notice and proof shall be received by Tenant, Tenant may continue to pay the rent due hereunder to the one to whom, and in the manner in which, the last preceding installment of rent hereunder was paid, and each such payment shall fully discharge Tenant with respect to such payment.

Tenant shall not be obligated to recognize any agent for the collection of rent or otherwise authorized to act with respect to the Premises until written notice of the appointment and the extent of the authority of such agent shall be given to Tenant by the one appointing such agent. Tenant shall be entitled to rely on any such written notice appointing such agent and on any notices given by such agent as if such notice were given by Landlord until it has received written notice from Landlord revoking the authority granted to such agent, and Tenant shall be credited for all payments made in reliance on such written notices.

27.	HOLDOVER.

If Tenant shall hold over after the expiration date of the Term, or if Tenant shall hold over after the date specified in any termination notice given by Tenant under Section 16(b), then, in either such event, Tenant shall be a month-to-month Tenant on the same terms as herein provided, except that the monthly Fixed Rent will be (i) for the first three months after the expiration of the Term, 150% of the monthly Fixed Rent, (ii) for the fourth through sixth months after the expiration of the Term, 200% of the monthly Fixed Rent, and (iii) for the seventh month after the expiration of the Term and each month thereafter, 300% of the monthly Fixed Rent, which, in each case, was payable by Tenant during the final year of the Term (or, if applicable, Extension Period) immediately preceding such holdover period. No holding over by Tenant or payment or acceptance of rent after the expiration of termination of this Lease shall be construed to extend or renew the Term or in any other manner be construed as permission by Landlord to hold over nor shall any Fixed Rent paid during the hold over set any precedence as to future lease negotiations between Tenant and Landlord. In the event Tenant shall be or become a holdover tenant, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant's possession of the Premises, including, without limitation, claims for damages by any tenant to whom Landlord may have leased the Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease and for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over.

28.	NOTICES.

Whenever, pursuant to this Lease, notice, consent, approval, request or demand shall or may be given to either of the parties by the other, and whenever either of the parties shall desire to give to the other any notice, consent, approval, request or demand with respect to this Lease or the Premises, each such notice, consent, approval, request or demand shall be in writing, and any Laws to the contrary notwithstanding, shall not be effective for any purpose unless the same shall be given or served as follows: by mailing the same to the other party by registered or certified mail, return receipt requested, or by delivery by nationally recognized overnight courier service provided a receipt is required, at its Notice Address set forth in Section 1, or at such other address as either party may from time to time designate by notice given to the other. The date of receipt of the notice or demand shall be deemed the date of the service thereof (unless delivery of the notice or demand is refused or rejected, in which case the date of such refusal or rejection shall be deemed the date of service thereof).

29.	INDEMNITY.

Tenant shall defend Landlord and its successors and assigns and any of their respective owners, partners, trustees, beneficial owners, members, managers, employees, agents, officers, directors or shareholders, together with any Lender, and any owner, partner, member, manager, trustee, beneficial owner, officer, director, shareholder, employee or agent of any Lender or any holder of a pass-through or similar certificate issued by a Lender (herein, collectively, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and hold harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, penalties, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, however caused, (a) to which any Indemnified Party is subject

Exhibit 10.5

because of Tenant's activities in the Premises or the Access Areas or in any other real property, easements, track or roadbed used by Tenant adjacent to or in the vicinity of the Premises or the Access Areas, or (b) arising from (i) injury to or death of any person or persons or damage to or loss of property, real or personal, in any manner arising therefrom, occurring on the Premises or on the Access Areas or from Tenant's activities in the Premises or the Access Areas or connected with the use, non-use, condition, occupancy, design, construction, maintenance, repair or rebuilding of any thereof, whether or not such Indemnified Party has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim, (ii) Tenant's violation of this Lease, (iii) any act or omission of Tenant or its agents, contractors, licensees, subtenants or invitees, and (iv) any contest referred to in Section 32(b); provided, that Tenant shall not be required to indemnify, defend or hold harmless any Indemnified Party for any such matters arising due to the sole negligence of an Indemnified Party in circumstances where there is no contributing negligence by Tenant or its agents, contractors, licensees, subtenants or invitees, or gross negligence or the willful misconduct of such Indemnified Party. Tenant covenants upon notice from such Indemnified Party to defend such Indemnified Party in such action, with the expenses of such defense paid by Tenant; provided, that in connection with Tenant's obligations to provide a defense of the Indemnified Parties hereunder, Tenant shall be entitled to use the same counsel to defend such Indemnified Parties so long as defense of multiple parties is reasonable under the circumstances and so long as such common defense does not limit any reasonable claims or defenses which could be raised by any such Indemnified Parties. The obligations of Tenant under this Section 29 shall survive any termination or expiration of this Lease with respect only to liabilities accruing or related to incidents, acts, omissions or circumstances occurring prior to termination or expiration of this Lease.

Notwithstanding the foregoing, the parties ' rights and obligations with respect to matters set forth in Section 40 regarding Hazardous Materials shall be governed by Section 40 rather than this Section 29.

30.	INTENTIONALLY OMITTED.

31.	INTENTIONALLY OMITTED.

32.	TAXES.

(a)Subject to the provisions hereof relating to contests, Tenant shall pay and discharge, before any interest or penalties are due thereon, all of the following taxes, charges, assessments, levies and other items imposed by any governmental authority (collectively, "Tax" or "Taxes"), even if unforeseen or extraordinary, which are imposed, assessed, or become due on or subsequent to the Commencement Date during the Term, regardless of whether payment thereof is due prior to, during or after the Term: all Taxes of every kind and nature (including, without limitation, real, ad valorem and personal property), on or with respect to the Premises, the Fixed Rent or Additional Rent payable hereunder, this Lease or the leasehold estate created hereby; all charges and/or assessments for any easement or agreement maintained for the benefit of the Premises; and all general and special assessments, levies, water and sewer assessments and other utility charges, use charges and rents and all other public charges and/or Taxes whether of a like or different nature. Landlord shall promptly deliver to Tenant any bill or invoice Landlord receives with respect to any Tax; and Landlord's failure to deliver any such bill or invoice shall defer Tenant's obligation to pay such Tax until thirty (30) days from Tenant's receipt of written notice thereof. Landlord agrees to cooperate with Tenant to enable Tenant to receive tax bills directly from the respective taxing authorities. Nothing herein shall obligate Tenant to pay, and the term "Taxes" shall exclude (unless the Taxes referred to in clauses (i) and (ii) below are in lieu of or a substitute for any other Tax or assessment upon or with respect to any of the Premises which, if such other Tax or assessment were in effect on the date hereof, would be payable by Tenant hereunder or by Law), federal, state, local or foreign (i) franchise tax (including, without limitation, Texas franchise taxes), or capital stock or similar Taxes, if any, of Landlord, (ii) income, excess profits or other Taxes, if any, of Landlord, determined on the basis of or measured by Landlord's net income, (iii) any estate, inheritance, succession, gift, capital levy or similar Taxes of Landlord, (iv) Taxes imposed upon Landlord under Section 59A of the Internal Revenue Code of 1986, as amended, or any similar state, local, foreign or successor provision , (v) any amounts paid by Landlord pursuant to the Federal Insurance Contribution Act (commonly referred to as FICA), the Federal Unemployment Tax Act (commonly referred to as FUTA), or any analogous state unemployment tax act, or any other payroll related Taxes, including, but not limited to, any required withholdings relating to wages, (vi) any Taxes in connection with the transfer or other disposition of any interest (including, without limitation, any Taxes arising out of a change of control of Landlord or any other Person (other than Tenant and holder of any direct or indirect interest in Tenant) holding an interest in the Premises), other than Tenant's (or any person claiming under Tenant), in the Premises or this Lease, to any person or entity, including, but not limited to, any transfer, capital gains, sales, gross receipts , value added, income, stamp, real property gains or withholding Tax, and (vii) any interest, penalties, professional fees or other charges relating to any item listed in clauses (i) through (vi) above; provided, further, that Tenant is not responsible for making any additional payments in excess of amounts which would have otherwise

Exhibit 10.5

been due, as Tax or otherwise, but for a withholding requirement which relates to the particular payment and such withholding is in respect to or in lieu of a Tax which Tenant is not obligated to pay; and provided, further, that if at any time during the Term of this Lease, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a Tax upon the value of the Premises or any present or future improvement or improvements on the Premises, including any Tax which uses rents received from Tenant as a means to derive value of the property subject to such Tax, then all such levies and Taxes or the part thereof so measured or based shall be payable by Tenant, but only to the extent that such levies or Taxes would be payable if the Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided. In the event that any assessment against the Premises is payable in installments, Tenant may pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable prior to or during the Term, or which are appropriately allocated to the Term even if due and payable after the Term. Tenant shall deliver, or cause to be delivered, to Landlord and Lender, if applicable, promptly upon Landlord's written request, evidence reasonably satisfactory to Landlord and Lender, if applicable, that the Taxes required to be paid pursuant to this Section 32 have been so paid and are not then delinquent.

(b)	Tax Contests

(i)If a written claim is made against Landlord for Taxes with respect to which Tenant may be liable, Landlord shall promptly give Tenant notice in writing of such claim and shall furnish Tenant with a copy of the claim received from the taxing authority.

(ii)After prior written notice to Landlord, at Tenant's sole cost, Tenant may contest (including seeking an abatement or reduction of) in good faith any Taxes with respect to which Tenant may be liable hereunder; provided, that (i) Tenant first shall satisfy any Laws, including, if required, that the Taxes be paid in full before being contested, (ii) no Event of Default has occurred and is continuing, and (iii) failing to pay such Taxes will not subject Landlord to criminal or civil penalties or fines or to prosecution for a crime, or result in the sale, forfeiture or loss of any portion of the Premises, the Fixed Rent or any Additional Rent. Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and shall indemnify, defend and hold Landlord and all other Indemnified Parties harmless against any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys' fees and expenses) in connection with any such contest and shall promptly, after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. At Tenant's sole cost, Landlord shall assist Tenant as reasonably necessary with respect to any such contest, including joining in and signing applications or pleadings. Any rebate applicable to any portion of the Term shall belong to Tenant.

33.	INSURANCE.

(a)Tenant shall maintain All-Risk insurance for the Building for one hundred percent (100%) of its replacement value. Said All-Risk policy shall not exclude flood coverage if the Premises is located in a Flood Zone A, and shall not exclude earthquake coverage.

(b)Tenant shall maintain Commercial General Liability insurance reasonably acceptable to Landlord in an amount of at least TEN MILLION DOLLARS ($10,000,000) per occurrence, with a deductible not to exceed THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000), except that the deductible requirement shall not be applicable if Tenant self-insures pursuant to Section 33(j). Such insurance shall name Landlord and Lender as an additional insured and shall include coverage for (i) property damage liability, including but not limited to, damage or destruction of any and all property including public liability, bill of lading and foreign line rolling stock, (ii) seepage and pollution liability, and (iii) contractual liability for the liability assumed in this Lease. All General Liability policies shall have both the Railroad and XCU exclusions removed.

(c)Tenant shall maintain Pollution Liability Coverage, if not specifically provided under the general liability policy, in an amount of at least FIVE MILLION DOLLARS ($5,000,000) per occurrence, with a deductible not to exceed THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000), except that the deductible requirement shall not be applicable if Tenant self-insures pursuant to Section 33(j).

Exhibit 10.5

(d)Tenant shall maintain Business Automobile Coverage Insurance containing a combined single limit of at least ONE MILLION DOLLARS ($1,000,000) per occurrence or claim, with a deductible not to exceed THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) including but not limited to coverage for bodily injury and property damage and any and all vehicles owned, used or hired. The deductible requirement in this Section 33(d) shall not be applicable if Tenant self-insures pursuant to Section 33(j).

(e)Tenant shall furnish to Landlord acceptable certificate(s) of insurance or other evidence of insurance reasonably acceptable to Landlord, including the signature of an authorized representative evidencing the required coverage, endorsements, and amendments and referencing the contract audit/folder number if available. Tenant shall notify Landlord and Lender in writing at least thirty (30) days prior to any cancellation or non-renewal of any insurance policy required herein. Each certificate of insurance, if applicable, must name Landlord and Lender as an additional insured.

(f) Tenants' insurance policies and each related certificate of insurance must include and reflect policy endorsements that provide (i) a waiver of insurer's right of subrogation against Landlord for all claims and suits, (ii) the tenant's policy shall be primary and non-contributing with respect to any insurance carried by Landlord, and (iii) a severability of interest endorsement.

(g)If any of the policies are written on a claims-made basis, Tenant shall provide coverage as required herein for a minimum of two (2) years following termination of this Lease.

(h)Intentionally Omitted.

(i)Any insurance policy shall be written by a reputable insurance company acceptable to Landlord or with a current Best's Guide Rating of A and Class VII or better, and authorized to do business in Texas.

(j) During such time as Tenant's long-term unsecured debt is rated at least "BBB-" by Standard & Poor's or "Baa3" by Moody's, Tenant may self-insure any or all of the coverage referred to in this Section 33, such that any self-insurance, deductible, self-insured retention or other financial responsibility may be covered directly by Tenant in lieu of insurance, provided that such self insurance program does not violate any Laws. Tenant shall provide Landlord with evidence indicating its decision to self-insure hereunder.

(k)The fact that insurance (including, without limitation, self-insurance) is obtained by Tenant shall not be deemed to release or diminish the liability of Tenant including, without limitation, liability under the indemnity provisions of this Lease. Damages recoverable by Tenant shall not be limited by the amount of the required insurance coverage. Any and all Landlord liabilities that would otherwise, in accordance with the provisions of this Lease, be covered by Tenant's insurance will be covered as if Tenant elected not to include a deductible, self insured retention or other financial responsibility for claims.

(l)All policies (applying to coverage listed above) shall contain no exclusion for punitive damages to the extent allowable by law. Allocated Loss Expense (as defined in the policy endorsements) shall be in addition to all policy limits for coverages referenced above.

(m) In the event Tenant does not self-insure in accordance with Section 33(j), Tenant shall pay all premiums for the insurance required by this Section 33 as they become due, and shall renew or replace each policy, and shall deliver to Landlord a certificate or other evidence of the then existing policy and each renewal or replacement policy, not less than ten (10) days prior to the expiration of such policy. In the event of Tenant's failure to comply with any of the foregoing requirements of this Section 33, and such failure is not cured (whether by providing evidence of the insurance coverage required hereunder or, if Tenant is permitted to self insure pursuant to Section 33(j), evidence of Tenant's decision to self insure), within fifteen (15) days after written notice thereof is given to Tenant by Landlord, Landlord shall be entitled to procure such insurance. Any sums so expended by Landlord, together with interest thereon from the date paid at the Lease Default Rate, shall be Additional Rent and shall be repaid by Tenant to Landlord, if accompanied by an invoice or other supporting documentation, immediately upon delivery of written demand therefor by Landlord.

34.	LANDLORD EXCULPATION.

Anything contained herein to the contrary notwithstanding, any claim based upon liability of Landlord

Exhibit 10.5

under this Lease shall be enforced only against the Landlord's interest in the Premises and shall not be enforced against the Landlord individually or personally other than with respect to fraud or the misappropriation of insurance or Condemnation proceeds. In no event shall any partner, shareholder, trustee, manager, member, beneficial owner, officer, director or other owner or agent of Landlord have any liability under this Lease.

35.	LANDLORD'S TITLE.

The Premises are demised and let subject to the Permitted Encumbrances without representation or warranty by Landlord regarding the Permitted Encumbrances. The recital of the Permitted Encumbrances herein shall not be construed as a revival of any Permitted Encumbrance which has expired.

36.	QUIET ENJOYMENT.

Landlord warrants and agrees that Tenant, on paying the Fixed Rent, Additional Rent and other charges due hereunder and performing all of Tenant's other obligations pursuant to this Lease, shall and may peaceably and quietly have, hold, and enjoy the Premises and have the Landlord's rights to use the Access Areas for the full Term, free from molestation, eviction, or disturbance by Landlord or by any other person(s) lawfully claiming by, through or under Landlord, subject to the Permitted Encumbrances.

37.	FINANCIAL STATEMENTS.

If requested by Landlord, Tenant hereby agrees to furnish to Landlord (i) on a quarterly basis, within forty-five (45) days of the end of each fiscal quarter, current unaudited financial statements (including a detailed balance sheet and income statement of Tenant), certified by an officer of Tenant; and (ii) on an annual basis, annual financial statements (including a detailed balance sheet and income statement of Tenant) audited by a certified public accountant acceptable to Landlord within sixty (60) days of the end of each fiscal year.

38.	BROKER.

Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with the negotiation and execution of this Lease. Landlord and Tenant each agree to defend, indemnify and hold harmless the other against all liabilities, including cost of counsel fees, arising from a breach of the foregoing representation. In the event of any breach of Landlord's representations under this Section 38 or any claim by Tenant against Landlord for any indemnity under this Section 38, Tenant shall have no right to abate or defer any payment of any Fixed Rent, Additional Rent and/or other amounts due under this Lease, or to exercise any rights of offset with respect thereto, and tenant hereby expressly waives any such rights that may exist at law, in equity or otherwise.

39.	TRANSFER OF TITLE.

In the event of any transfer(s) of the title to the Premises, Landlord (and in the case of any subsequent transfer, the then-grantor) automatically shall be relieved from and after the date of such transfer (except for violations of Section 44 and Section 45) of all liability with respect to the performance of any obligations on the part of said Landlord contained in this Lease that arise after the date of such transfer; provided that Landlord (or the then grantor) shall remain liable for any breach of this Lease by such Person that occurred prior to such transfer, and any other obligation to be performed by Landlord (or the then grantor) under this Lease arising from and after the date of such transfer, shall be paid or performed by the transferee. Subject to Section 44 and Section 45, Landlord may freely transfer the Premises and this Lease without the consent of Tenant.

40.	HAZARDOUS MATERIALS.

(a)For the purposes hereof, the term "Hazardous Materials" shall include, without limitation, any material, waste or substance which is (i) included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutant, " "contaminant" or "hazardous wastes" in or pursuant to any Laws, or subject to regulation under any Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive,

Exhibit 10.5

radioactive , asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil, drilling fluids, hydraulic fracturing fluids, produced waters and wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources. The term "Environmental Laws" shall include all Laws pertaining to health, industrial hygiene, Hazardous Materials, the environment, or protection or restoration of endangered or threatened species or natural resources, including, but not limited to each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C.§1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.

(b) Landlord and Tenant (i) shall each manage and conduct all of their respective activities on or relating to the Premises in compliance with Environmental Laws; and (ii) shall cooperate in good faith with each other's efforts to comply with Environmental Laws with respect to the Premises. Nothing contained in this Lease shall be construed to find Tenant in violation of this Lease in the event of a derailment within the Premises, where such derailment was not caused or contributed to by the gross negligence or willful misconduct of Tenant or its employees, contractors, agents, representatives, licensees, subtenants or invitees, as long as Tenant proceeds with due diligence to remediate any Hazardous Materials release caused by such derailment, as provided in Section 40(d) below.

(c) Tenant (i) shall comply with all Environmental Laws applicable to the Premises or to its use or occupancy of the Premises or its activities with respect to the Access Areas, (ii) will not use the Premises or the Access Areas or permit the use of the Premises for the storage or handling of any radioactive material or substance; (iii) will not use the Premises or the Access Areas or permit the use of the Premises for the storage or handling of any other Hazardous Materials, except in compliance with applicable Environmental Laws, (iv) will not install on the Premises or the Access Areas or permit the installation on the Premises of any underground storage tanks or surface impoundments, (v) shall cause any Alterations of the Premises to be done in a way which complies with applicable Environmental Laws, and (vi) shall not release or expose any person to any Hazardous Material at the Premises or the Access Areas, and shall prevent its employees, contractors, agents, representatives, licensees, subtenants and invitees from releasing or exposing any person to any Hazardous Material at the Premises or the Access Areas, in each case in violation of applicable Environmental Law or in a manner or amount that could reasonably be expected to result in any liability or obligation of Landlord or Tenant; provided, that a breach of the covenant contained in this clause (vi) shall not in itself constitute a default by Tenant under this Lease if such breach occurs during any period when Tenant's long term unsecured debt is rated at least "BBB-" by Standard & Poor's or "Baa3" by Moody's and Tenant is in compliance with all of its other obligations under this Section 40.

(d)Notwithstanding any provision of this Lease to the contrary, Tenant shall not use or permit the use of any Hazardous Materials in the Building, except for household and commercial cleaners and chemicals to maintain the Premises, provided that such use is in compliance with all Environmental Laws. Landlord and Tenant acknowledge that any or all of the cleaners and chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same as herein set forth, provided, that in doing so Tenant complies with all Environmental Laws.

(e)Tenant shall be responsible for promptly initiating and diligently completing all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work (collectively, "Remedial Work") to the extent required by Environmental Laws or any governmental authority with jurisdiction, and in compliance with Environmental Laws, of any Hazardous Materials release on or from the Premises during the Term and any Hazardous Materials release on or from the Access Areas that results from or occurs in connection with the occupancy, possession, or use of the Access Areas by Tenant or its employees, contractors, agents, representatives, licensees, subtenants and invitees. Notwithstanding the foregoing or anything contained in this Lease to the contrary, however, Tenant's obligation shall not apply to the extent Tenant reasonably demonstrates: (i) the Landlord or Landlord's employees, contractors, agents, representatives, licensees, subtenants or invitees exacerbate, cause or contribute to a Hazardous Materials release; (ii) Hazardous Materials have migrated in, on, or under the Premises or Access Areas from adjacent properties not under Tenant's use or control or (iii) such release was caused by the grantees of any easement granted by Landlord pursuant to the reservation set forth in Section 6(d); and, in each case, such release was not otherwise attributable to the operations of Tenant or its employees, contractors, agents, representatives, licensees, subtenants or invitees.

Exhibit 10.5

(f)To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord of any of the following matters:

(i)any proceeding or investigation commenced or threatened by any governmental authority with respect to the presence of any Hazardous Material affecting the Premises or the Access Areas, to the extent related to the use of the Access Areas by Tenant or its employees, contractors, agents, representatives, licensees, subtenants or invitees;

(ii)all written notices of any pending or threatened investigation or claims made or any lawsuit or other legal action or proceeding brought by any person against (A) Tenant or Landlord or the Premises, or (B)- any other party occupying the Premises or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Material or relating to any violation or alleged violation of Environmental Laws;

(iii)the release of or exposure of any person to any Hazardous Material at the Premises or the Access Areas, to the extent related to the use of the Access Areas by Tenant or its employees, contractors, agents, representatives, licensees, subtenants and invitees, which could reasonably be expected to require any Remedial Work pursuant to Environmental Law or which could reasonably be expected to result in any liability or obligation of Landlord or Tenant;

(iv)(iv)the discovery of any occurrence or condition on the Premises, of which Tenant becomes aware and which is not corrected within ten (10) days which reasonably could be expected to lead to the Premises or any portion thereof being in violation of any Environmental Laws; and

(v) the commencement and completion of any Remedial Work. Upon reasonable request by Landlord, Tenant shall also provide Landlord with copies of reports and sampling data submitted to governmental authorities related to such Remedial Work.

(g)Tenant agrees to defend (using legal counsel reasonably acceptable to Landlord), indemnify, hold harmless, and reimburse the Indemnified Parties for, from and against any and all liabilities, losses, damages, penalties, costs, expenses, judgments, demands, notices of claim or notices of violation, claims, actions (whether administrative or judicial) or suits, of any nature whatsoever, suffered, incurred, imposed upon or claimed against any Indemnified Parties to the extent arising from (i) the release of or exposure of any person to Hazardous Materials in, at, or from the Premises during the Term, or (ii) the release of or exposure of any person to Hazardous Materials to, in, at, or from the Access Areas during the Term caused by, contributed to or exacerbated by Tenant or its employees, contractors, agents, representatives, licensees, subtenants or invitees; provided, however, that this provision shall not apply (i) to the extent Landlord, its employees, contractors, agents, representatives, licensees, subtenants or invitees exacerbate, cause or contribute to the Hazardous Materials release, or (ii) Hazardous Materials have migrated in, on, or under the Premises or Access Areas from adjacent properties not under Tenant's use or control and such release was not otherwise attributable to the operations of Tenant or its employees, contractors, agents, representatives, licensees, subtenants or invitees. The obligations of Tenant under this Section 40(f) shall survive any termination or expiration of this Lease with respect only to liabilities accruing or related to incidents occurring prior to the termination or expiration of this Lease.

(h)     Upon Landlord's request, at any time after the occurrence and during the continuation of an Event of Default hereunder or at such other time as Landlord has reasonable grounds to believe that Hazardous Materials are or have been released in a manner or amount that could reasonably be expected to require any Remedial Work or result in the liability or obligation of Landlord or Tenant, or that the Premises may be in violation of Environmental Laws, Tenant shall provide, at Tenant's sole cost and expense, an inspection or audit reasonably acceptable to Landlord of the portion of the Premises of concern (or the portion of the Access Areas of concern, to the extent such release relates to Tenant or its employees, contractors, agents, representatives, licensees, subtenants or invitees) prepared by a hydrogeologist or environmental engineer ("Environmental Consultant") reasonably acceptable to Landlord If Tenant fails to provide such inspection or audit within thirty (30) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and its Environmental Consultant access to the portion of the Premises of concern upon reasonable notice to undertake such inspection or audit. The cost of such inspection or audit shall be immediately paid

Exhibit 10.5

by Tenant on demand.

41.    ESTOPPEL CERTIFICATE.

Tenant agrees to deliver to Landlord, from time to time as reasonably requested in writing (no more frequently than once per calendar quarter) by Landlord, and within a reasonable period of time after receipt of such request, an estoppel certificate in the form of Exhibit D-1 hereto, and containing such other information as may reasonably be requested by Landlord, addressed to such persons as Landlord may reasonably request.

Landlord agrees to deliver to Tenant, from time to time as reasonably requested in writing (no more frequently than once per calendar quarter) by Tenant, and within a reasonable period of time after receipt of such request, an estoppel certificate in the form of Exhibit D-2 hereto, and containing such other information as may reasonably be requested by Tenant, addressed to such persons as Tenant may reasonably request.

42.	NOTICE OF LEASE.

Landlord and Tenant agree to execute a short form Memorandum of Lease in the form attached as Exhibit E.

43.	MISCELLANEOUS.

(a)This Lease shall be governed and construed in accordance with the Laws of the state of Texas.

(b)The headings of the Sections, are for convenient reference only, and are not to be construed as part of this Lease.

(c)The language of this Lease shall be construed according to its plain meaning, and not strictly for or against Landlord or Tenant; and the construction of this Lease and of any of its provisions shall be unaffected by any argument or claim that this Lease has been prepared, wholly or in substantial part, by or on behalf of Tenant or Landlord.

(d)Landlord and Tenant each warrant and represent to the other, that each has full right to enter into this Lease and that there are no impediments, contractual or otherwise, to full performance hereunder.

(e)This Lease shall be binding upon the parties hereto and shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

(f)In the event of any suit, action, or other proceeding at law or in equity, by either party hereto against the other, by reason of any matter arising out of this Lease, the prevailing party shall recover, not only its legal costs, but also reasonable attorneys' fees (to be fixed by the court) for the maintenance or defense of said suit, action or other proceeding, as the case may be.

(g)A waiver by either party of any breach(es) by the other of any one or more of the covenants, agreements, or conditions of this Lease, shall not bar the enforcement of any rights or remedies for any subsequent breach of any of the same or other covenants, agreements, or conditions.

(h)This Lease and the referenced schedules and exhibits set forth the entire agreement between the parties hereto and may not be amended, changed or terminated orally or by any agreement unless such agreement shall be in writing and signed by Tenant and Landlord.

(i)If any provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

(j)The submission of this Lease for examination does not constitute a reservation of or agreement to lease the Premises; and this Lease shall become effective and binding only upon proper execution and unconditional delivery thereof by Landlord and Tenant.

(k)When the context in which words are used in this Lease indicates that such is the intent, words

Exhibit 10.5

in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa. Further, references to "person" or "persons" in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever.

(l)All references to "Business Days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

(m)Time is of the essence in the payment and performance of the obligations of Tenant and Landlord under this Lease.

(n)In the event that the Landlord hereunder consists of more than one (1) person, then all obligations of the Landlord hereunder shall be joint and several obligations of all persons named as Landlord herein. If any such person directly or indirectly transfers its interest in the Premises, whether by conveyance of its interest in the Premises, merger or consolidation or by the transfer of the ownership interest in such Person, such transferee and its successors and assigns shall be bound by this subparagraph (n). All persons named as Landlord herein shall collectively designate a single person (the "Designated Person") to be the person entitled to give notices, waivers and consents hereunder. Landlord agrees that Tenant may rely on a waiver, consent or notice given by such Designated Person as binding on all other persons named as Landlord herein; provided, that any amendment, change or termination of this Lease which is permitted under Section 43(h) must be signed by all persons named as Landlord. The Designated Person shall be the only person entitled to give notices hereunder by the Landlord, and Tenant may disregard all communications from any other person named as Landlord herein, except as provided in the immediately following sentence. The identity of the Designated Person may be changed from time to time by ten (10) Business Days' advance written notice to the Tenant signed by either the Designated Person or by all persons named as Landlord herein.

44.	RIGHT OF FIRST OFFER.

(a)Subject to Section 44(e) below, Tenant shall have a right of first offer with respect to any proposed sale or transfer of the Premises during the Term as set forth in this Section 44. During the Term and provided no Event of Default with respect to the payment of Fixed Rent, Taxes or utility charges payable by Tenant under this Lease exists, if Landlord determines that it intends to consider a sale or transfer of the Premises on an arms-length basis to a party not affiliated with Landlord, Landlord shall provide notice of such intention to Tenant (the "ROFO Notice"). Tenant shall have a period of 15 Business Days following its receipt of the ROFO Notice to deliver to Landlord a notice indicating that Tenant desires to negotiate a purchase of the Premises (the "ROFO Request").

(b)In the event that Tenant delivers to Landlord a ROFO Request, during the 90-day period following Landlord's receipt of such ROFO Request (the "ROFO Negotiation Period"), Landlord and Tenant shall each negotiate in good faith with respect to the sale of the Premises to Tenant on mutually agreeable terms and conditions. Prior to the expiration of the ROFO Negotiation Period, Tenant shall deliver to Landlord a written offer containing the cash purchase price upon which Tenant would be willing to purchase the Premises (the "ROFO Offer"). In the event the parties are unable to successfully negotiate a sale of the Premises to Tenant prior to the expiration of the ROFO Negotiation Period, Landlord shall thereafter be entitled to sell the Premises to any Qualified Investment Buyer in an all cash transaction only for a cash price not less than that contained in the ROFO Offer. If Tenant fails to deliver to Landlord a ROFO Offer prior to the expiration of the ROFO Negotiation Period, Landlord shall thereafter be entitled to sell the Premises to any Qualified Investment Buyer on whatever terms Landlord may elect. If, upon expiration of the ROFO Negotiation Period, Landlord determines to market the Premises through an auction process, Landlord shall notify Tenant of the time and location of the applicable auction not less than five (5) Business Days prior to the date on which Landlord intends to hold such auction, and Tenant shall be entitled to attend and participate in such auction in the same manner as all other parties attending or participating in such auction.

(c)In the event that (i) Tenant fails to deliver a ROFO Request within the 15-day period following Tenant's receipt of a ROFO Notice, (ii) fails to deliver a ROFO Offer prior to the expiration of the ROFO Negotiation Period, or (iii) Tenant waives in writing its rights to negotiate a purchase of the Premises in accordance with this Section 44, Landlord shall have a period of one (1) year to sell the Premises, and during such period Tenant shall have no further rights of first offer with respect to any such sale of the Premises. If

Exhibit 10.5

Landlord does not sell the Premises during such one (1) year period, Tenant's right of first offer under this Section 44, shall again be applicable if Landlord determines thereafter that it intends to consider a sale of the Premises on an arms-length basis to a party not affiliated with Landlord.

(d)If Landlord shall consummate a sale of the Premises pursuant to Section 44(b) or Section 44(c), Tenant's right of first offer under this Section 44 shall again be applicable if the then current Landlord determines that it intends to consider a sale of the Premises on an arms length basis to a party not affiliated with such Landlord.

(e)Notwithstanding anything herein to the contrary, Tenant expressly acknowledges and agrees that in no event shall its rights pursuant to this Section 44 apply in connection with any foreclosure, or comparable transfer of the Premises in connection with Lender's exercise of its remedies under a Mortgage or in connection with a transfer of the Premises from Landlord to its Lender or its designee pursuant to a deed-in-lieu of foreclosure or comparable transfer of the Premises, but any subsequent sale or transfer of the Premises by Landlord's Lender, its designee or the purchaser of the Premises in any foreclosure or comparable transfer shall be subject to Tenant's rights under this Section 44.

(f)Following any sale or transfer of the Premises, any subsequent sale or transfer of the Premises shall again be subject to the provisions of this Section 44 to the extent provided in Section 44(d), except otherwise provided in Section 44(e).

(g)Tenant's acquisition of the Premises pursuant to this Section 44 shall include Landlord's rights under the Access Agreements and its other real property rights appurtenant to Landlord's interest in the Premises.

45.	RIGHT OF FIRST REFUSAL.

(a)Subject to Sections 45(e) and ±1ffi below, Tenant shall have a right of first refusal with respect to any sale of the Premises during the Term as set forth in this Section 45. During the Term and provided no Event of Default with respect to the payment of Fixed Rent, Taxes or utility charges payable by Tenant under this Lease exists, if Landlord receives an offer to purchase the Premises on an arms-length basis from any (i) a direct consumer of Landlord's switching and/or transloading services (a "Consumer"), (ii) Person who competes with Landlord's switching and/or transloading services (a "Competitor"), or (iii) Person owned, controlled, owning or controlling or is controlled in common with, or a Person who owns, operates, maintains and/or manages a Class 1, 2 or 3 Railroad (as defined by the American Association of Railroads) or any related property and/or activity as their primary business (a "Railroad Enterprise") that is not Affiliated with Landlord that Landlord intends to accept (a "Bona Fide Offer"), Landlord shall provide notice of the terms and conditions of such Bona Fide Offer to Tenant (the "ROFR Notice"), which notice shall contain the material terms and conditions of such Bona Fide Offer, including any right to perform inspections and any due diligence period which are conditions to closing. Tenant shall have a period of 45 days following its receipt of the ROFR Notice (the "Exercise Period") to deliver to Landlord a notice indicating that Tenant desires to purchase the Premises on the terms and conditions set forth in the Bona Fide Offer (the "ROFR Exercise"). As used in this Section 45, an "Affiliate" shall mean, as to Landlord, (i) any person in which Landlord holds more than 50% of the beneficial ownership interests therein or (ii) any person Controlled by, under common Control with or which Controls Landlord.

(b)If Tenant submits a ROFR Exercise, then Tenant and Landlord shall be required to consummate the purchase of the Premises on the terms and conditions set forth in the ROFR Notice by the closing date specified in the Bona Fide Offer (subject to satisfaction of any conditions of closing required as part of the Bona Fide Offer), or if the Bona Fide Offer does not specify a closing date, within thirty (30) days after the expiration of the Exercise Period (the "ROFR Closing Period"), provided, however, that the purchase price paid by Tenant shall be equal to one hundred five percent (105%) of the purchase price set forth in the Bona Fide Offer.

(c)In the event that (i) Tenant fails to deliver a ROFR Exercise within the Exercise Period or (ii) Tenant waives in writing its rights to purchase the Premises in accordance with this Section 45, Landlord shall have a period of one (1) year to sell Premises pursuant to the Bona Fide Offer. If Landlord does not sell the Premises during such one (1) year period, Tenant's rights of first refusal under this Section 45 shall again be applicable with respect to any future proposed sale under the circumstances described in Section 45(a).

(d)If Landlord shall consummate a sale of the Premises pursuant to Section 45(c), Tenant's right of first offer under this Section 45 shall again be applicable with respect to any future proposed sale under the circumstances described in Section 45(a).

Exhibit 10.5

(e)Notwithstanding anything to the contrary contained herein, in the event Tenant timely delivers a ROFR Exercise but breaches its obligation to close (beyond any applicable cure period set forth in any applicable purchase agreement entered into by Landlord and Tenant in connection with such ROFR Exercise, in the event Landlord and Tenant elect to enter into such a purchase agreement, or, if Landlord and Tenant do not enter into any such purchase agreement, if Tenant fails to close during the ROFR Closing Period), unless such failure to close is due to Landlord's failure to perform, Tenant shall have no further rights of first refusal with respect to the Premises, and this Section 45 shall be of no further force and effect.

(f)Notwithstanding anything herein to the contrary, Tenant expressly acknowledges and agrees that in no event shall its rights pursuant to this Section 45 apply in connection with (i) an encumbrance, mortgage or pledge of the Premises, (ii) any foreclosure, or comparable transfer of the Premises in connection with Lender's exercise of its remedies under a Mortgage or in connection with a transfer of the Premises from Landlord to its Lender or its designee pursuant to a deed-in-lieu of foreclosure or comparable transfer of the Premises, but any subsequent sale or transfer of the Premises by Landlord's Lender, its designee or the purchaser of the Premises in any foreclosure or comparable transfer shall be subject to Tenant's rights under this Section 45, or (iii) a transfer to any Affiliate of Landlord.

(g)Following any sale or transfer of the Premises, any subsequent sale or transfer of the Premises shall again be subject to the provisions of this Section 45 to the extent provided in Section 45(d), except as otherwise provided in Section 45(e) and Section 45Cf).

(h)Tenant's acquisition of the Premises pursuant to this Section 45 shall include Landlord's rights under the Access Agreements and its other real property rights appurtenant to Landlord's interest in the Premises.

46.	SECTION 1031LIKE-KIND EXCHANGE.

If pursuant to Section 44 or Section 45 above Landlord and Tenant shall enter into a binding agreement for the sale of the Premises to Tenant, Tenant may acquire the Premises as part of a tax deferred exchange for the benefit of Tenant pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a "1031 Exchange"). In the event Tenant elects to structure the applicable transaction as a 1031 Exchange, Tenant may assign its rights (but not its obligations) to acquire the Premises to a "qualified intermediary" or an "exchange accommodation titleholder" (within the meaning of the United States Treasury Regulations and related authority) and the assignment of the related purchase and sale agreement by Tenant to any such "qualified intermediary" or "exchange accommodation titleholder", and, subject to the limitations set forth herein, Tenant may also assign the related purchase and sale agreement to such "qualified intermediary" in "exchange accommodation titleholder" and Landlord shall reasonably cooperate with Tenant in connection with such 1031 Exchange. In such event, Tenant shall provide Landlord with a notice of such assignment and Landlord agrees to execute an acknowledgement of receipt of such notice. Tenant acknowledges and agrees that Landlord's agreement to reasonably cooperate with a 1031 Exchange is for the benefit of Tenant and shall be at no cost, expense or liability to Landlord and shall not reduce or modify in any respect any of Landlord 's rights (or Tenant's obligations) under this Lease or the related purchase and sale agreement. Landlord's execution of any documents (which documents, in each case, shall be subject to the reasonable approval of Landlord and its legal counsel) as are reasonably necessary in connection with a 1031 Exchange shall be at Tenant's sole expense, and in no event shall Landlord undertake any liability or obligation pursuant to such documents, nor shall any such documents purport to extend or modify any agreed upon closing date. As part of a 1031 Exchange, Landlord shall not be obligated to acquire or convey any property (other than the Premises) in connection with such 1031 Exchange. Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Landlord in connection with any 1031 Exchange. Upon Tenant's failure to effect any 1031 Exchange in accordance with this Section 46 for any reason, then the purchase by Tenant of the Premises shall be consummated in accordance with terms and conditions of the related purchase and sale agreement, and Tenant shall promptly reimburse Landlord from any costs and expenses incurred in connection with such 1031 Exchange. Nothing contained in this Section 46 shall be deemed to release Tenant in any way from any of its obligations or liabilities under this Lease or any related purchase and sale agreement with respect to the Premises, nor shall anything contained in this Section 46 be deemed to impose any liability or obligation on Landlord with respect to any 1031 Exchange.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.5

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the Date of Lease above written.

LANDLORD:

TRT LEASECO, LLC, a Delaware limited
liability company

By:    TEXAS RAIL TERMlNAL LLC, a
Delaware limited liability company, its managing member

By:    CMC INDUS1RIES, INC., a Texas
corporation, its managing member

By:
Name: Marcus Goering
Title: President

By:
Name: Hayden Jones
Title: Director

[Signature Page to Facility Lease]

Exhibit 10.5

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the Date of Lease above written.

LANDLORD :

TRT LEASECO, LLC, a Delaware· limited liability company

By:    TEXAS RAIL TERMINAL LLC, a
Delaware limited liability company, its managing member

By:    CMC INDUSTRIES, INC., a Texas
corporation, its managing member

By:
Name: Marcus Goering
Title: President

By:
Name: Hayden Jones
Title: Director

[Signature Page to Facility Lease]

Exhibit 10.5

TENANT:

BNSF RAILWAY COMPANY
(f/k/a The Burlington Northern and Santa Fe Railway Company), a Delaware corporation

By:
Name: Mark Schulz
Title: VP

[Signature Page to Facility Lease]

Exhibit 10.5

SCHEDULE l(c) ACCESS

AREA AGREEMENTS

1. Declaration of Easements, Covenants, Conditions and Restrictions between CMC Railroad, Inc. and Landlord dated on or about July 15, 2014 and intended to be recorded in the Official Records of Liberty County on or about such date.

2. Easement Agreement Entrance off 493 Roadway between CMC Railroad, Inc. and Landlord dated on or about July 15, 2014 and intended to be recorded in the Official Records of Liberty County on or about such date.

Exhibit 10.5

SCHEDULE l(h)
SCHEDULE OF FIXED RENT

Period	Annual Fixed Rent	Monthly Fixed Rent
Initial Term
June 1, 2014 - May 31, 2015	$9,327,360.00	$777,280.00
June 1, 2015 - May 31, 2016	$9,537,225.60	$794,768.80
June 1, 2016 - May 31, 2017	$9,751,813.18	$812,651.10
June 1, 2017 - May 31, 2018	$9,971,228.97	$830,935.75
June 1, 2018 - May 31, 2019	$10,195,581.62	$849,631.80
June 1, 2019 - May 31, 2020	$10,424,982.21	$868,748.52
June 1, 2020 - May 31, 2021	$10,659,544.31	$888,295.36
June 1, 2021 - May 31, 2022	$10,899,384.06	$908,282.00
June 1, 2022 - May 31, 2023	$11,144,620.20	$928,718.35
June 1, 2023 - May 31, 2024	$11,395,374.15	$949,614.51
June 1, 2024 - May 31, 2025	$11,651,770.07	$970,980.84
June 1, 2025 - May 31, 2026	$11,913,934.90	$992,827.91
June 1, 2026 - May 31, 2027	$12,181,998.43	$1,015,166.54
June 1, 2027 - May 31, 2028	$12,456,093.40	$1,038,007.78
June 1, 2028 - May 31, 2029	$12,736,355.50	$1,061,362.96
June 1, 2029 - May 31, 2030	$13,022,923.50	$1,085,243.62
June 1, 2030 - May 31, 2031	$13,315,939.28	$1,109,661.61
June 1, 2031 - May 31, 2032	$13,615,547.91	$1,134,628.99
June 1, 2032 - May 31, 2033	$13,921,897.74	$1,160,158.14
June 1, 2033 - May 31, 2034	$14,235,140.44	$1,186,261.70
Extension Period
June 1, 2034 - May 31, 2035	$14,555,431.10	$1,212,952.59
June 1, 2035 - May 31, 2036	$14,882,928.30	$1,240,244.02
June 1, 2036 - May 31, 2037	$15,217,794.18	$1,268,149.52
June 1, 2037 - May 31, 2038	$15,560,194.55	$1,296,682.88
June 1, 2038 - May 31, 2039	$15,910,298.93	$1,325,858.24
Second Extension Period
June 1, 2039 - May 31, 2040	$16,268,280.66	$1,355,690.05
June 1, 2040 - May 31, 2041	$16,634,316.97	$1,386,193.08
June 1, 2041 - May 31, 2042	$17,008,589.10	$1,417,382.43
June 1, 2042 - May 31, 2043	$17,391,282.36	$1,449,273.53
June 1, 2043 - May 31, 2044	$17,782,586.21	$1,481,882.18

Exhibit 10.5

SCHEDULE l(m)

EXISTING PROPERTY AGREEMENTS

1.
Right-of-Way dated December 21, 1928, executed by R.E. Armstrong, et us to Dixie Gulf Gas Co., recorded in Volume 151, Page 84 of the Deed Records of Liberty County, Texas. Said Right of Way amended by Instrument dated November 14, 1996 executed by Midon Texas Pipeline Corp., recorded in Volume 1646, Page 25 of the Official Public Records of Liberty County, Texas. Said Right of Way amended or modified by Delimitation Agreement dated October 6, 1997, executed by Midcon Texas Pipeline Operator, Inc. to Bill Sjolander, recorded in Volume 1690, Page 779 of the Official Public Records of Liberty County, Texas.

2.
Right-of-Way dated December 10, 1957, executed by J.B. Sterling, et ux to Industrial Gas Supply Co., recorded in Volume 480, Page 590 of the Deed Records of Liberty County, Texas. Amendment or Right-of-Way dated October 8, 1997, executed by Gulf Coast National Gas Company to Bill Sjolander, recorded in Volume 1690, Page 771 of the Official Public Records of Liberty County, Texas.

3.
Right-of-Way dated October 16, 2013 executed by CMC Railroad, Inc., a Texas corporation to Entergy Texas, Inc., recorded under County Clerk's File No. 2014007768 of the Official Public Records of Liberty County, Texas.

4.
That certain of all the oil, gas and other mineral interest, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in/under Volume 172, Page 177 and corrected in Volume 175, Page 202 of the Deed Records of Liberty County, Texas.

5.
A l/32nd royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument recorded in/under Volume 215, Page 461 of the Deed Records of Liberty County, Texas.

6.
A 1/32nd royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument recorded in/under Volume 215, Page 169 of the Deed Records of Liberty County, Texas.

7.
A 1/32nd royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument recorded in/under Volume 235, Page 244 of the Deed Records of Liberty County, Texas.

8.
A 1/64th royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument recorded in/under Volume 259, Page 558 of the Deed Records of Liberty County, Texas.

9.
An oil, gas and mineral interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument from Paul Goodrich, et al to W.F. Graves, dated December 31, 1947, recorded in/under Volume 302, Page 84 of the Deed Records of Liberty County, Texas.

10.
A royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument from Isa C. Armstrong to J.W. Trousdale, dated December 9, 1948, recorded in/under Volume 310, Page 367 of the Deed Records of Liberty County, Texas.

11.
A royalty interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument from J.W. Trousdale to A.J. Otto, dated December 31, 1949, recorded in/under Volume 323, Page 157 of the Deed Records of Liberty County, Texas.

12.
An oil, gas and mineral interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument from A.J. Otto, et ux to J.B. Sterling, dated February 23, 1954, recorded in/under Volume 400, Page 540 of the Deed Records of Liberty County, Texas.

Exhibit 10.5

13.
An oil, gas and mineral interest in and to all oil, gas and other minerals on, in, under or that may be produced from the subject property is excepted herefrom as the same is set forth in instrument from Sun Oil Company et al to J.B. Sterling, dated June 24, 1966, recorded in/under Volume 605, Page 656 of the Deed Records of Liberty County, Texas.

14.
1/2 of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in/under Volume 961, Page 791 of the Deed Records of Liberty County, Texas.

15.
All the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same all of which are expressly excepted herefrom and not insured hereunder, as the same are set forth in instrument recorded in/under Volume 975, Page 635 of the Deed Records of Liberty County, Texas.

16.
That certain of all the oil, gas and other mineral interest, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in/under Volume 1782, Page 30 of the Deed Records of Liberty County, Texas.

17.	Right-of-Way dated 03/02/2004, executed by Bill Sjolander to Entergy Gulf States, Inc., recorded under County Clerk's File No. 2004003263 of the Official Public Records of Liberty County, Texas.

18.
Affidavit regarding wastewater treatment system dated 09/19/2003 executed by Bill Sjolander to The Public, recorded under Liberty County Clerk's File No. 2003014500 of the Official Public Records of Liberty County, Texas.

19.	Easement Agreement Entrance off 493 Roadway, dated on or about July 15, 2014, by and between CMC Railroad, Inc., a Texas corporation and TRT LeaseCo, LLC, a Delaware limited liability company, and intended to be recorded in the Official Public Records of Liberty County, Texas on or about such date.

20.
Easement Agreement for South Side Utility Corridor, Roadway and Drainage Ditch, dated on or about July 15, 2014, by and between CMC Railroad, Inc., a Texas corporation and TRT LeaseCo, LLC, a Delaware limited liability company, and intended to be recorded in the Official Public Records of Liberty County, Texas on or about such date.

21.
Easement Agreement for Western Roadway and Drainage Ditch, dated on or about July 15, 2014, by and between CMC Railroad, Inc., a Texas corporation and TRT LeaseCo, LLC, a Delaware limited liability company, and intended to be recorded in the Official Public Records of Liberty County, Texas on or about such date.

22.
Easement Agreement for Roadway adjacent to the West side of UP's Right of Way, dated on or about July 15, 2014, by and between CMC Railroad, Inc., a Texas corporation and TRT LeaseCo, LLC, a Delaware limited liability company, and intended to be recorded in the Official Public Records of Liberty County, Texas on or about such date.

23.
Declaration of Easements, Covenants, Conditions and Restrictions, dated on or about July 15, 2014, by and between CMC Railroad, Inc., a Texas corporation and TRT LeaseCo, LLC, a Delaware limited liability company, and intended to be recorded in the Official Public Records of Liberty County, Texas on or about such date.

24.
Easement Agreement Entrance off 493 Roadway, dated on or about July 15, 2014, by and between CMC Railroad, Inc., a Texas corporation and TRT LeaseCo, LLC, a Delaware limited liability company, and intended to be recorded in the Official Public Records of Liberty County, Texas on or about such date.

Exhibit 10.5

SCHEDULE 7(h) SECTION 467 ALLOCATIONS

Period	Annual Fixed Rent	Monthly Fixed Rent	Section 467 Allocation Rent
Initial Term
June 1, 2014 - May 31, 2015	$9,327,360.00	$777,280.00	$11,617,935.77
June 1, 2015 - May 31, 2016	$9,537,225.60	$794,768.80	$11,617,935.77
June 1, 2016 - May 31, 2017	$9,751,813.18	$812,651.10	$11,617,935.77
June 1, 2017 - May 31, 2018	$9,971,228.97	$830,935.75	$11,617,935.77
June 1, 2018 - May 31, 2019	$10,195,581.62	$849,631.80	$11,617,935.77
June 1, 2019 - May 31, 2020	$10,424,982.21	$868,748.52	$11,617,935.77
June 1, 2020 - May 31, 2021	$10,659,544.31	$888,295.36	$11,617,935.77
June 1, 2021 - May 31, 2022	$10,899,384.06	$908,282.00	$11,617,935.77
June 1, 2022 - May 31, 2023	$11,144,620.20	$928,718.35	$11,617,935.77
June 1, 2023 - May 31, 2024	$11,395,374.15	$949,614.51	$11,617,935.77
June 1, 2024 - May 31, 2025	$11,651,770.07	$970,980.84	$11,617,935.77
June 1, 2025 - May 31, 2026	$11,913,934.90	$992,827.91	$11,617,935.77
June 1, 2026 - May 31, 2027	$12,181,998.43	$1,015,166.54	$11,617,935.77
June 1, 2027 - May 31, 2028	$12,456,093.40	$1,038,007.78	$11,617,935.77
June 1, 2028 - May 31, 2029	$12,736,355.50	$1,061,362.96	$11,617,935.77
June 1, 2029 - May 31, 2030	$13,022,923.50	$1,085,243.62	$11,617,935.77
June 1, 2030 - May 31, 2031	$13,315,939.28	$1,109,661.61	$11,617,935.77
June 1, 2031 - May 31, 2032	$13,615,547.91	$1,134,628.99	$11,617,935.77
June 1, 2032 - May 31, 2033	$13,921,897.74	$1,160,158.14	$11,617,935.77
June 1, 2033 - May 31, 2034	$14,235,140.44	$1,186,261.70	$11,617,935.77
Total	$232,358,715.47		$232,358,715.47

Exhibit 10.5

STATE OF TEXAS)
COUNTY OF LIBERTY) LEASE EXHIBIT A-1)

FIELD NOTES of a 187.1838 acre tract ofland situated in the T. C. Railroad Company Survey No. 39, Abstract 474, the Elizabeth Munson League, Abstract 88 and the G. C. & S. F. Railroad Company Survey No. 21, Abstract 459, all in Liberty County, Texas. Said 187.1838 acres being comprised of the following tracts:

1) part of that certain 9.43 acres (Tract XV), conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January I 0, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas;

2)part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas;

3)part of that certain 556.0186 acres (Tract IX) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000453 of the Official Public Records of Liberty County, Texas;

4)all of that certain 7.909 acres conveyed by Bill Sjolander to CMC Railroad III-A, Inc. by Deed dated November 12, 1998 and recorded in Volume 1748 at Page 681 of the Official Public Records of Liberty County, Texas;

5)all of that certain 8.179 acres conveyed by Bill Sjolander to CMC Railroad III, Inc. by Correction Deed dated December 29, 1998 and recorded in Volume 1756 at Page 131 of the Official Public Records of Liberty County, Texas;

6)all of that certain 7.491 acres conveyed by Bill Sjolander to CMC Railroad III-B, Inc. by Deed dated February 15, 2001 and recorded in Volume 1883 at Page 488 of the Official Public Records of Liberty County, Texas;

7)all of that certain 41.113 acres conveyed by Bill Sjolander to CMC Railroad IIl-C, Inc. by Deed dated October 3, 2002 and recorded under County Clerk's File No. 2002052310 of the Official Public Records of Liberty County, Texas;

8)all of that certain 20.7538 acres (called 20.7555 acres) conveyed by Bill Sjolander to CMC Railroad III-C, Inc. by Deed dated October 30, 2003 and recorded under County Clerk's File No. 2003016744 of the Official Public Records of Liberty County, Texas;

9)all of that certain 5.06 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated December 29, 2003 and recorded under County Clerk's File No. 2004005453 of the Official Public Records of Liberty County, Texas

10) all of that certain 29.8786 acres conveyed by Bill Sjolander to CMC Railroad III-D, Inc. by Deed dated February 22, 2006 and recorded under County Clerk's File No.
2006008609 of the Official Public Records of Liberty County, Texas;

Exhibit 10.5

11)all of that certain 0.6428 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009503 of the Official Public Records of Liberty County, Texas;

12)all of that certain 0.9570 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009505 of the Official Public Records of Liberty County, Texas;

13)all of that certain 0.312 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009507 of the Official Public Records of Liberty County, Texas;

14)all of that certain 1.1785 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009508 of the Official Public Records of Liberty County, Texas;

15)all of that certain 1.2252 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009509 of the Official Public Records of Liberty County, Texas;

16)all of that certain 9.3427 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009510 of the Official Public Records of Liberty County, Texas;

17)all of that certain 3.2751 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009511 of the Official Public Records of Liberty County, Texas;

18)all of that certain 1.0991 acres conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009512 of the Official Public Records of Liberty County, Texas;

19)part of that certain 0.6605 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009502 of the Official Public Records of Liberty County, Texas;

20)all of that certain 0.4527 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009504 of the Official Public Records of Liberty County, Texas;

21)all of that certain 0.478 of an acre conveyed by Bill Sjolander to CMC Industries, Inc. by Deed dated June 30, 2007 and recorded under County Clerk's File No. 2007009506 of the Official Public Records of Liberty County, Texas;

22)part of that certain 387.716 acres conveyed by J. B. Sterling, et ux, to Bill Sjolander by Deed dated June 4, 1997 and recorded in Volume 1671 at Page 721 of the Official Public Records of Liberty County, Texas;

23)part of Lots 4, 8, 9, 10 and 11 of the Brown & Sterling Subdivision as recorded in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas;

This 187.1838 acres is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE
ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

COMMENCING at a 3/4 inch iron pipe found in the West right-of-way line of the Southern Pacific Railroad/Union Pacific Railroad 100 foot wide right-of-way described in Volume 69 at Page 410 of the Deed Records of Liberty County, Texas, for the Northeast comer of said 9.43 acres. Said COMMENCING POINT has a State Plane Coordinate Value of Y=l 0,015,250.46 and X=4,015,864.67.

THENCE: South 10°24'11" West along the East line of said 9.43 acres and the West line of said Railroad for a distance

Exhibit 10.5

of 714.00 feet to a point for the Northeast corner and POINT OF BEGINNING of this tract. Said BEGINNING POINT has a State Plane Coordinate Value of Y=l0,014,548.10 and X=4,015,735.73.

THENCE: Continue South 10°24'1l " West along the East line of this tract, the East line of said 9.43 acres, the East line of said 0.6428 of an acre, the East line of said 8.179 acres, the East line of said 0.6605 of an acre, the East line of said 387.716 acres and the West line of said Railroad, for a distance of 11,975.24 feet to a point for the Southeast corner of this tract.

THENCE: North 45°39'48" West along the South line of this tract for a distance of 370.80 feet to an angle point in said line.

THENCE: North 64°25'10" West along the South line of this tract for a distance of 121.23 feet to a point for the BEGINNING POINT of a curve to the right, concave Northeasterly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 278.59 feet, a central angle of 55°23'16" and a chord bearing and distance of North 33°26'52" West 258.95 feet, for an arc length of 269.31 feet to the TERMINATION POINT of said curve.

THENCE: North 11°16'48" West along the South line ofthis tract for a distance of 94.88 feet to a point for the BEGINNING POINT of a curve to the left, concave Southwesterly.

THENCE: Along and around said curve to the left, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 100.83 feet, a central angle of 31°33'57" and a chord bearing and distance of North 26°04'50" West 54.85 feet, for a distance of 55.55 feet to the TERMINATION POINT of said curve.

THENCE: North 50°28'52" West along the South line of this tract for a distance of 53.59 feet to an angle point in said line.

THENCE: North 79°09'07" West along the South line of this tract for a distance of
118.53 feet to a point for the BEGINNING POINT of a curve to the right, concave Northerly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 766.47 feet, a central angle of 15°16'42" and a chord bearing and distance of North 64°02'19" West 203.78 feet, for an arc length of 204.38 feet to the TERMINATION POINT of said curve.

THENCE: North 46°35'03" West along the South line of this tract for a distance of 73.25 feet to a point for the BEGINNING POINT of a curve to the right, concave Northeasterly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 1265.11 feet, a central angle of 08°49'2411 and a chord bearing and distance of North 39°45'41 II West 194.63 feet, for an arc length of 194.82 feet to the TERMINATION POINT of said curve.

THENCE: North 31°13'25" West along the South line of this tract for a distance of 77.48 feet to a point for the BEGINNING POINT of a curve to the right, concave Northeasterly.

THENCE: Along and around said curve to the right, in a Northwesterly direction, along the South line of this tract, said curve having a radius of 532.17 feet, a central angle of 05°54'1411 and a chord bearing and distance of North 34°31'4511 West 54.81 feet, for an arc length of 54.84 feet to the TERMINATION POINT of said curve.

THENCE: North 36°58'09" West along the South line of this tract for a distance of 95.38 feet to a point for the Southwest corner of this tract.

THENCE: North 10°06'29" East along the Southernmost West line of this tract for a distance of 2061.47 feet to an angle point in said line.

Exhibit 10.5

THENCE: North 23°37'17" East along the Southernmost West line of this tract for a distance of 3542.57 feet to the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve to the left, in a Northerly direction, along the Southernmost West line of this tract, said curve having a radius of 250.00 feet, a central angle of 47°33'34" and a chord bearing and distance of North 00°09'30" West 201.61 feet, for an arc length of 207.52 feet to the TERMINATION POINT of said curve.

THENCE: North 23°56'17" West along the Southernmost West line of this tract for a distance of 88.32 feet to the BEGINNING POINT of a curve to the right, concave Easterly.

THENCE: Along and around said curve to the right, in a Northerly direction, along the Southernmost West line of this tract, said curve having a radius of 61.37 feet, a central angle of 58°06'24" and a chord bearing and distance of North 01°21'36" West 59.61 feet, for an arc length of 62.24 feet to the TERMINATION POINT of said curve.

THENCE: North 25°23'29" East along the Southernmost West line of this tract for a distance of 87.15 feet to an angle point in said line.

THENCE: North 25°43'49" East along the Southernmost West line of this tract for a distance of 184.75 feet to an angle point in said line.

THENCE: North 32°12'03" East along the Southernmost West line of this tract for a distance of 237.19 feet to an angle point in said line.

THENCE: North 28°23'03" East along the Southernmost West line of this tract for a distance of 456.93 feet to a point for an interior corner of this tract.

THENCE: North 61°36'57" West along an exterior line of this tract for a distance of
28.12 feet to a point for an exterior comer of this tract.

THENCE: North 28°23'03" East along an exterior West line of this tract for a distance of
45.21 feet to a point for an exterior comer of this tract.

THENCE: South 61°36'57" East along an exterior line of this tract for a distance of
28.12 feet to a point for an interior comer of this tract.

THENCE: North 28°23'03" East along an exterior West line of this tract for a distance of
117.71 feet to an angle point in said line.

THENCE: North 31°11'20" East along an exterior West line of this tract for a distance of
527.80 feet to a point for an exterior corner of this tract.

THENCE: South 58°48'40" East along an exterior line of this tract for a distance of
61.15 feet to a point for an interior corner of this tract.

THENCE: North 23°17'21" East along the Northernmost West line of this tract for a distance of 107.19 feet to the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve to the left, in a Northerly direction, along the Northernmost West line of this tract, said curve having a radius of 1136.50 feet, a central angle of 04°05'28" and a chord bearing and distance of North 20°42'40" East 81.13 feet, for an arc length of 81.15 feet to the TERMINATION POINT of said curve.

THENCE: North 17°28'06" East along the Northernmost West line of this tract for a distance of 77.62 feet to the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve to the left, in a Northerly direction, along the Northernmost West line of this

Exhibit 10.5

tract, said curve having a radius of 2741.00 feet, a central angle of 08°04'51" and a chord bearing and distance of North 13°41'11" East 386.26 feet, for an arc length of 386.58 feet to the TERMINATION POINT of said curve.

THENCE: North 10°23'02" East along the Northernmost West line of this tract for a distance of 2979.42 feet to a point for the Northwest comer of this tract.

THENCE: South 79°36'58" East along the North line of this tract for a distance of 39.69 feet to the PLACE OF BEGINNING and containing within these boundaries 187.1838 acres or 8,153,728.10 square feet of land.

SURVEYOR'S CERTIFICATE

I, Juliene Ramsey, Registered Professional Land Surveyor No. 4379, do hereby certify that the foregoing field notes were prepared from an actual survey made on the ground, under my supervision, in March, April, May, June and July of 2014 and that all lines, boundaries and landmarks are accurately described therein. All property comers referred to as "points" hereinabove are marked with set 1/2 inch iron rods, with cap (BHA), terrain permitting, or set 1/2 inch by 12 inch galvanized spikes, with cap (BHA).

WITNESS my hand and seal at Baytown, Texas, this the 9th day of July, A. D., 2014.

Juliene Ramsey
Registered Professional Land Surveyor No. 4379
14-4337.LEASE EXHIBIT A-1.fdn.doc
Hutchison & Associates, Inc. 1209 Decker Drive, Suite 100
Baytown, TX 77520
Engineering Firm #F-267
Surveying Firm #100293-00

STATE OF TEXAS)
COUNTY OF LIBERTY)
LEASE EXHIBIT A-2)

FIELD NOTES of a 3.2622 acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 3.2622 acres being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. This 3.2622 acre tract is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE
ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

BEGINNING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said 261.0209 acres and the North line of said T. C. Railroad Company Survey No. 39 for the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to

Exhibit 10.5

CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said BEGINNING POINT has a State Plane Coordinate Value of Y=l0,011,205.18 and X=4,015,020.32.

THENCE: South 54°55'20" West along the East line of this tract for a distance of 453.17 feet to a point for the Southeast comer of this tract.

THENCE: South 87°44'49" West along the South line of this tract for a distance of 375.15 feet to a point for an angle point in said line.

THENCE: South 47°42'39" West along the South line of this tract for a distance of 9.99 feet to a point for an angle point in said line.

THENCE: South 28°12'44" West along the South line of this tract for a distance of 15.31 feet to a point for an angle point in said line.

THENCE: South 11°48'16" West along the South line of this tract for a distance of 14.95 feet to a point for the Southwest comer of this tract.

THENCE: North 02°37'47" West along the West line of this tract for a distance of 274.66 feet to a p.k. nail set in the North line of said 261.0209 acres, the North line of said T. C. Railroad Company Survey No. 39, the South line of said Munson League, the South line of said Lot 8 and the South line of Rolke Road (County Road 4931 - dedicated 50 feet wide public right-of-way) for the Northwest comer of this tract.

THENCE: North 87°22'13" East along the North line of this tract, the North line of said 261.0209 acres, the North line of said T. C. Railroad Company Survey No. 39, the South line of said Munson League, the South line of said Rolke Road and the South line of said Lot 8 for a distance of 776.83 feet to the PLACE OF BEGINNING and containing within these boundaries 3.2622 acres or 142,102.94 square feet ofland.

SURVEYOR'S CERTIFICATE

I, Juliene Ramsey, Registered Professional Land Surveyor No. 4379, do hereby certify that the foregoing field notes were prepared from an actual survey made on the ground, under my supervision, in March, April, May, June and July of 2014 and that all lines, boundaries and landmarks are accurately described therein. All property comers referred to as "points" hereinabove are marked with set 112 inch iron rods, with cap (BHA), terrain permitting, or set 1/2 inch by 12 inch galvanized spikes, with cap (BHA).

WI1NESS my hand and seal at Baytown, Texas, this the 9th day of July, A. D., 2014.

Juliene Ramsey
Registered Professional Land Surveyor No. 4379
14-4337.ENTRANCE EASEMENT EXHIBIT B.fdn .doc
Hutchison & Associates, Inc.
1209 Decker Drive, Suite 100
Baytown, TX 77520
Engineering Firm #F-267
Surveying Firm #100293-00

STATE OF TEXAS)

Exhibit 10.5

COUNTY OF LIBERTY)
LEASE EXHIBIT A-3)

FIELD NOTES of a 1.3151 acre tract ofland situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 1.3151 acres being out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. This 1.3151 acre tract is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

COMMENCING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map ofrecord in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres for the Southwest corner of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said COMMENCING POINT has a State Plane Coordinate Value of Y=l 0,011,205.18 and X=4,0l 5,020.32.

THENCE: South 87°22'13" West along the South line of said Lot 8, the South line of said Munson League, the South line of Rolke Road (County Road 493--dedicated 50 feet wide public right-of-way), the North line of said T. C. Railroad Survey No. 39 and the North line of said 261.0209 acres for a distance of 815.11 feet to a point for the Northeast comer and POINT OF BEGINNING of this tract. Said BEGINNING POINT has a State Plane Coordinate Value of Y=to,011,166.85 and X=4,014,206.05.

THENCE: South 02°28'58" East along the East line of this tract for a distance of 157.87 feet to a point for the Southeast comer of this tract.

THENCE: South 87°22' 13" West along the South line of this tract for a distance of
362.66 feet to a point for the Southwest comer of this tract.

THENCE: North 02°37'47" West along the West line of this tract for a distance of
157.87 feet to a point in the North line of said 261.0209 acres, the North line of said Survey No. 39, the South line of said Munson League and the South line of Lot 21 of said Brown & Sterling Subdivision for the Northwest corner of this tract.

THENCE: North 87°22'13" East along the North line of this tract, the South line of RoIke Road, the South line of said Lot 21, the South line of said Munson League, the North line of said 261.0209 acres and the North line of said Survey No. 39 for a distance of 363.06 feet the PLACE OF BEGINNING and containing within these boundaries 1.3151 acres or 57,284.22 square feet of land.

SURVEYOR'S CERTIFICATE

I, Juliene Ramsey, Registered Professional Land Surveyor No. 4379, do hereby certify that the foregoing field notes were prepared from an actual survey made on the ground, under my supervision, in March, April, May, June and July of 2014 and that all lines, boundaries and landmarks are accurately described therein. All property comers referred to as "points" hereinabove are marked with set 112 inch iron rods, with cap (BHA), terrain permitting, or set 112 inch by 12 inch galvanized spikes, with cap (BHA).

WITNESS my hand and seal at Baytown, Texas, this the 9th day of July, A. D., 2014.

Juliene Ramsey
Registered Professional Land Surveyor No. 4379
14-4337.ENTRANCE EASEMENT EXHIBIT B.fdn .doc

Exhibit 10.5

Hutchison & Associates, Inc.
1209 Decker Drive, Suite 100
Baytown, TX 77520
Engineering Firm #F-267
Surveying Firm #100293-00

STATE OF TEXAS) COUNTY OF LIBERTY)
DECLARATION EXHIBIT A, B & C)

FIELD NOTES of a 12.5911 acre tract ofland situated in the Elizabeth Munson League, Abstract 88, Liberty County, Texas and the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 12.5911 acres being out of and a part of that certain 9.43 acres (Tract XV) and out of and a part of that certain 261.0209 acres (Tract XI) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said tract also being out of and a part of Lots 3, 4, 8, 9, 10 and 11 of the Brown & Sterling Subdivision as recorded in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas. This 12.5911 acre tract is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES. SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

BEGINNING at a 6 inch metal post found in the South line of said Lot 8, in the South line of said Munson League, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres. Said point being an interior corner and POINT OF BEGINNING of this tract and the Southwest comer of said 9.43 acres and has a State Plane Coordinate Value of Y=l0,011,205.18 and X=4,01 5,020.32.

THENCE: North 10°24'11" East along the West line of this tract and the West line of said 9.43 acres for a distance of 4107.36 feet to a point for the Northernmost Northwest comer of this tract and the Northwest corner of said 9.43 acres.

THENCE: North 87°20'15" East along the Northernmost North line of this tract and the North line of said 9.43 acres for a distance of 45.49 feet to a point for the Northernmost Northeast comer of this tract.

THENCE: South 10°22'01" West along the Northernmost East line of thls tract for a distance of 1047.50 feet to a point for an angle point in said line.

THENCE: South 10°22'1 l " West along the Northernmost East line of this tract for a distance of 977.48 feet to a point for an angle point in said line.

THENCE: South 10°23'15" West along the Northernmost East line of this tract for a distance ofl Ol0.23 feet to a point for an angle point in said line.

THENCE: South 10°23'22" West along the Northernmost East line of this tract for a distance of 645.21 feet to a point for the BEGINNING POINT of a curve to the right, concave Westerly.

THENCE: Along and around said curve to the right, in a Southerly direction, along the Northernmost East line ofthis

Exhibit 10.5

tract, said curve having a radius of 2939.42 feet, a central angle of 07°30'3 l " and a chord bearing and distance of South 13°39'38" West 384.94 feet, for an arc length of 385.21 feet to a point for the TERMINATION POINT of said curve.

THENCE: South 21°28'44" West along the Northernmost East line of this tract for a distance of 50.51 feet to a point in the South line of said 9.43 acres, the South line of said Lot 8 of Brown & Sterling Subdivision, the South line of said Munson League and the North line of said Survey No. 39 for an interior corner of this tract.

THENCE: North 87°22'13" East along the South line of said 9.43 acres, the South line of said Lot 8 of Brown & Sterling Subdivision, the South line of said Munson League and the North line of said Survey No. 39 for a distance of 19.89 feet to a point for an exterior corner of this tract.

THENCE : South 17°28'06" West along the middle East line of this tract for a distance of
33.60 feet to a point for the BEGINNING POINT of a curve to the right, concave Westerly.

THENCE: Along and around said curve to the right, in a Southerly direction, along the middle East line of this tract, said curve having a radius of 1136.50 feet, a central angle of 04°05'28" and a chord bearing and distance of South 20°42'40" West 81.13 feet, for an arc length of 81.15 feet to the TERMINATION POINT of said curve.

THENCE: South 23°17'21" West along the middle East line of this tract for a distance of
107.19 feet to a point for an exterior corner of this tract.

THENCE: North 58°48'40" West along an interior line of this tract for a distance of
61.15 feet to a point for an interior corner of this tract.

THENCE: South 31°11'20" West along an East line of this tract for a distance of 149.59 feet a point in said line.

THENCE: Continue South 31°11'20" West along an East line of this tract for a distance of 378.21 feet to an angle point in said line.

THENCE: South 28°23'03" West along the Northernmost East line of this tract for a distance of 117.71 feet to a point for an exterior corner of this tract.

THENCE: North 61°36'57" West along an interior line of this tract for a distance of
28.12 feet to a point for an interior corner of this tract.

THENCE: South 28°23'03" West along an interior line ofthis tract for a distance of
45.21 feet to a point for an interior comer of this tract.

THENCE: South 61°36'57" East along an interior line of this tract for a distance of 28.12 feet to a point for an exterior comer of this tract.

THENCE: South 28°23'03" West along the Southernmost East line of this tract for a distance of 456.93 feet to an angle point in said line.

THENCE: South 32°12'06" West along the Southernmost East line of this tract for a distance of 27.23 feet to an angle point in said line.

THENCE: South 32°12'03" West along the Southernmost East line of this tract for a distance of 209.96 feet to a point for the Southernmost comer of this tract. Said point being the BEGINNING POINT of a curve to the left, concave Westerly.

THENCE: Along and around said curve, in a Northerly direction, along the Southernmost West line of this tract, said curve having a radius of 485.48 feet, a central angle of 27°18'29" and a chord bearing and distance of North 10°08'47" East 229.20 feet, for an arc length of 231.39 feet to the TERMINATION POINT of said curve.

Exhibit 10.5

THENCE: North 02°56'33" West along the Southernmost West line of this tract for a distance of 835.03 feet to a point for the Westernmost Northwest comer of this tract.

THENCE: North 87°54'16" East along the Westernmost North line of this tract for a distance of 28.03 feet to an angle point in said line.

THENCE: North 88°42'47" East along the Westernmost North line of this tract for a distance of 4.32 feet to a point for an interior comer of this tract.

THENCE: North 11°48'16" East along the Northenunost West line of this tract for a distance of 14.95 feet to an angle point in said line.

THENCE: North 28°12'44" East along the Northernmost West line of this tract for a distance of 15.31 feet to an angle point in said line.

THENCE: North 47°42'39" East along the Northernmost West line of this tract for a distance of 9.99 feet to a point for an exterior Northwest comer of this tract.

THENCE: North 87°44'49" East along an exterior North line of this tract for a distance of 375.15 feet to an angle point in said line.

THENCE: North 54°55'20" East along an exterior North line of this tract for a distance of 453.17 feet to the PLACE OF BEGINNING and containing within these boundaries 12.5911 acres or 548,469.63 square feet ofland.

SURVEYOR'S CERTIFICATE

I, Juliene Ramsey, Registered Professional Land Surveyor No. 4379, do hereby certify that the foregoing field notes were prepared from an actual survey made on the ground, under my supervision, in March, April, May, June and July of 2014 and that all lines, boundaries and landmarks are accurately described therein. All property corners referred to as "points" hereinabove are marked with set 1/2 inch iron rods, with cap (BHA), terrain permitting, or set 112 inch by 12 inch galvanized spikes, with cap (BHA).

WITNESS my hand and seal at Baytown, Texas, this the 9th day of July, A. D., 2014.

Juliene Ramsey
Registered Professional Land Surveyor No. 4379
14-4337.DECLARATION EXHIBIT ABC.rev.fdn.doc
Hutchison & Associates, Inc. 1209 Decker Drive, Suite 100
Baytown, TX 77520 Engineering Firm #F-267 Surveying Firm # 100293-00

STATE OF TEXAS)
COUNTY OF LIBERTY)
ENTRANCE EASEMENT EXHIBIT B)

FIELD NOTES of a 0.2434 of an acre tract of land situated in the T. C. Railroad Company Survey No. 39, Abstract 474, Liberty County, Texas. Said 0.2434 of an acre being out of and a part of that certain 261.0209 acres (Tract XI) conveyed

Exhibit 10.5

by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. This 0.2434 of an acre is more particularly described by the following metes and bounds, to-wit:

NOTE: BEARINGS ARE LAMBERT GRID BEARINGS AND ALL COORDINATES REFER TO THE TEXAS STATE PLANE COORDINATE SYSTEM, CENTRAL ZONE, NAD 83. ALL DISTANCES ARE ACTUAL DISTANCES . SCALE FACTOR = 1.000142861. REFERENCE IS MADE TO THE PLATS OF EVEN DATE ACCOMPANYING THIS METES AND BOUNDS DESCRIPTION.

COMMENCING at a 6 inch metal post found in the South line of Lot 8 of Brown & Sterling Subdivision (map of record in Volume 37 at Page 2 of the Deed Records of Liberty County, Texas) in the South line of the Elizabeth Munson League, Abstract 88, Liberty County, Texas, the North line of said T. C. Railroad Company Survey No. 39 and the North line of said 261.0209 acres for the Southwest comer of that certain 9.43 acres (Tract XV) conveyed by Bill Sjolander to CMC Railroad, Inc. by Deed dated January 10, 2008 and recorded under County Clerk's File No. 2008000452 of the Official Public Records of Liberty County, Texas. Said COMMENCING POINT has a State Plane Coordinate Value of Y= l 0,011,205.18 and X=4,015,020.32.

THENCE: South 87°22'13 " West along the South line of said Lot 8, the South line of said Munson League, the South line of Rolke Road (County Road 493--dedicated 50 feet wide public right-of-way) , the North line of said T. C. Railroad Survey No. 39 and the North line of said 261.0209 acres for a distance of 776.82 feet to a p.k. nail set for the Northeast corner and POINT OF BEGINNING of this tract. Said BEGINNING POINT has a State Plane Coordinate Value of Y=l 0,011 ,169.63 and X=4,014,244.22.

THENCE: South 02°37'47" East along the East line of this tract for a distance of 274.66 feet to a point for the Southeast comer of this tract.

THENCE: South 88°42'47" West along the South line of this tract for a distance of 4.32 feet to a point for an angle point in said line.

THENCE: South 87°54'16" West along the South line of this tract for a distance of 28.03 feet to a point for an angle point in said line.

THENCE: South 84°16'17" West along the South line of this tract for a distance of 6.65 feet to a point for the Southwest corner of this tract.

THENCE: North 02°28'58" West along the West line of this tract for a distance of 274.66 feet to a point in the North line of said 261.0209 acres, the North line of said Survey No. 39, the South line of said Munson League and the South line of Lot 21 of said Brown & Sterling Subdivision for the Northwest corner ofthis tract. Said point being the Southwest corner of said Rolke Road.

THENCE: North 87°22'13" East along the North line of this tract, the South line of said Rolke Road, the South line of said Lot 21 and Lot 8, the South line of said Munson League, the North line of said 261.0209 acres and the North line of said Survey No. 39 for a distance of 38.28 feet the PLACE OF BEGINNING and containing within these boundaries 0.2434 of an acre or 10,603.44 square feet ofland.

SURVEYOR'S CERTIFICATE

I, Juliene Ramsey, Registered Professional Land Surveyor No. 4379, do hereby certify that the foregoing field notes were prepared from an actual survey made on the ground, under my supervision, in March, April, May, June and July of 2014 and that all lines, boundaries and landmarks are accurately described therein. All property comers referred to as "points" hereinabove are marked with set 1/2 inch iron rods, with cap (BHA), terrain permitting, or set 112 inch by 12 inch galvanized spikes, with cap (BHA).

WITNESS my hand and seal at Baytown, Texas, this the 9th day of July, A. D., 2014.

Exhibit 10.5

Juliene Ramsey
Registered Professional Land Surveyor No. 4379
14-4337.ENTRANCE EASEMENT EXHIBIT B.fdn .doc
Hutchison & Associates, Inc.
1209 Decker Drive, Suite 100
Baytown, TX 77520
Engineering Firm #F-267
Surveying Firm #100293-00

EXHIBIT C

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RETURN TO:

[ l

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS    SUBORDINATION,    NON-DISTURBANCE    AND    ATTORNMENT AGREEMENT (hereinafter referred to as "Agreement") made this _ day of    , 2014, among [    ], a [    ], having an address at [    ] and its successors and/or permitted assigns (hereinafter referred to as "LENDER"), BNSF RAILWAY COMPANY (F/K/A THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY, a [Delaware] corporation, having an address at [    ] (hereinafter referred to as "Tenant"), and TRT LEASECO, LLC, a Delaware limited liability company, having an address at 8811 FM 1960 Bypass, Suite 310, Humble, TX 77338 (hereinafter referred to as "Landlord").

RECITALS:

A. Tenant is the tenant and lessee under that certain Lease, dated    , 2014, between Tenant and Landlord (as the same may now or hereafter be amended, restated, replaced or otherwise modified, collectively, the "Lease") relating to the premises described in the Lease (hereinafter referred to as the "Premises"), located at the real property more particularly described on Exhibits A-1, A-2 and A-3 attached hereto (hereinafter referred to as the "Property").

B. Lender has made or will make a loan to Landlord (hereinafter referred to as the "Loan"), which such Loan is (i) secured by a deed of trust, mortgage or security deed (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Deed of Trust" and an assignment of leases and rents (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Assignment of Leases", in each case, from Landlord to Lender covering the Premises and (ii) evidenced by certain other documents and instruments by and among Lender and Landlord, among others (the same, together with the Deed of Trust and Assignment of Leases, collectively, the "Loan Documents").

C. Tenant has agreed that the Lease shall be subject and subordinate to the Loan and Loan Documents, provided that Landlord shall continue to remain liable for its obligations under the Lease to the extent provided therein and Tenant is assured of continued occupancy of the Premises under the terms of the Lease subject to and in accordance with the terms hereof.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:
1.Subordination and Consent. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with

Exhibit 10.5

all rights, options, liens and charges created thereby (including, without limitation, any option or rights contained in the Lease, or otherwise existing, to acquire any or all of the Premises or any superior leasehold interest therein), is and shall continue to be subject and subordinate in all respects to the lien and terms of the Loan Documents, and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment, subject to the terms hereof. Tenant and Landlord agree that if there is a default by Landlord in the performance and observance of any of the terms of such Loan, Lender may, at its option, demand all Fixed Rent (as such term is defined in the Lease) due under the Lease be paid by Tenant directly to Lender at the address specified below, or as otherwise specified by Lender in lieu of paying Fixed Rent to Landlord. Tenant and Landlord agree that upon Lender's written request for payment of Fixed Rent directly to Lender, Tenant will timely remit any and all Fixed Rent due under the Lease directly to, and payable to the order of, Lender. Such payments to Lender will constitute performance of Tenants payment obligations under the Lease.

2.Non-Disturbance. Lender does hereby agree with Tenant that, in the event Lender succeeds to Landlord's interest in the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant is not in default under the Lease beyond any applicable cure period, (a) the Lease shall continue in full force and effect as a direct Lease between Lender and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease (including, without limitations, Tenant's rights of first offer and rights of first refusal set forth in Sections 44 and 45 of the Lease), for the balance of the term of the Lease, and Lender shall not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, that Lender shall not be:

i.subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) unless Lender has received notice of the same and the condition or circumstance giving rise to any such claim, offset or defense under the Lease continues following the date on which Lender succeeds to the rights of Landlord in which event, Tenant shall have such rights, if any, against Lender only for the period of time subsequent to the date upon which Lender succeeds to the rights of Landlord;

ii.liable for any act or omission of any prior landlord (including Landlord) unless Lender has received notice of the same and such act or omission under the Lease continues following the date on which Lender succeeds to the rights of Landlord in which event, Tenant shall have such rights, if any, against Lender only for the period of time subsequent to the date upon which Lender succeeds to the rights of Landlord;

iii.    liable to cure any default by any prior landlord (including Landlord) unless Lender has received notice of the same and such default under the Lease continues following the date on which Lender succeeds to the rights of Landlord, in which event, Tenant shall have such rights, if any, against Lender only for the period of time subsequent to the date upon which Lender succeeds to the rights of Landlord;

iv.    bound by any rent or additional rent which Tenant might have paid more than one month in advance or any security deposit or other prepaid charge paid to any prior landlord (including Landlord) unless transferred to Lender;

v.    bound by any amendment or modification of the Lease made without its written consent; or

vi.    liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to Lender.

Nothing contained herein shall (a) prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Loan Documents, but only to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy, or (b) constitute a release by Tenant of any claims Tenant may have against any prior Landlord, subject, however, to the limitation on Landlord's liability contained in the Lease.

3.Attornment. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then (a) Tenant shall attom to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease, and (b) subject to Section 2 and Section 7 hereof, Lender shall thereafter be responsible for the performance of the obligations of the Landlord under the Lease arising from and after the date it becomes owner of the Property. If required by applicable law, Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attomment to Lender and any subsequent titleholder of the Premises provided the terms

Exhibit 10.5

and conditions of the Lease shall in no way be modified.

4.Lease Defaults. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within said thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity (including without limitation commencing foreclosure proceedings if necessary to effect the cure), the time within which such default may be cured shall be extended for such period as may be reasonably necessary, not to exceed an additional one-hundred fifty (150) days (or as may be commercially reasonable if possession of the Premises is required to effectuate such cure and Lender is diligently prosecuting foreclosure proceedings), to complete the curing of such default with diligence and continuity.

5.Purchase Rights. Tenant confirms to Lender that it shall have no rights under Sections 44 or 45 of the Lease in the event (i) Lender forecloses pursuant to the Deed of Trust, (ii) Lender exercises any power of sale granted to it with respect to the Premises or (iii) Lender accepts a deed in lieu of foreclosure with respect to the Premises; provided, that Tenant shall have all rights under Sections 44 and 45 of the Lease with respect to any subsequent sale by Lender or any of Lender's successor and assigns.

6.Obligations and Liability of Lender. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession. Furthermore, in the event that Lender shall acquire Landlord's interest in the Premises, Lender shall have no obligation, nor incur any liability, other than as provided in Section 34 of the Lease. Lender shall not, either by virtue of the Loan Documents or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the Landlord's interest in the Premises and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations continuing on, or arising on or after, the date the Lender has acquired the Landlord's interest in the Premises. Without limiting the generality of the foregoing, neither the Loan Documents nor this Agreement shall, prior to Lender's acquisition of Landlord's interest in the Premises, operate to place responsibility for the control, care, management or repair of the Premises upon Lender or impose upon Lender responsibility for the carrying out of any of the terms or conditions of the Lease, and Lender shall not be responsible or liable for any waste committed on either the Premises or the Premises by any party whatsoever, for any dangerous or defective condition of the Premises or for any negligence in the management, upkeep, repair or control of the Premises.

7.Severability. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

8.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

9.Notices. So long as the Deed of Trust remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address herein below provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be subject to and delivered in accordance with Section 27 of the Lease. For purposes of notice, the addresses of the parties shall be:

Lender:

[    ]

with a copy to:

[    ]

Exhibit 10.5

Landlord:

[    ]

with a copy to:

[    ]

Tenant:

[    ]

with a copy to:

[    ]

Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth herein.

10.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. Without limitation of any provision contained herein, as used herein, the term (i) "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease and ("Lender" refers to Lender and to any assignee of the note secured by the Deed of Trust, Lender's servicer of the Loan, if any and any purchaser or other successor to Lender's interests hereunder.

11.Tenant's Personal Property. In no event shall the Deed of Trust cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant's personal property or personal property of third parties (other than Landlord) in the care, custody or control of Tenant.

12.Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument

13.Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

[    ]

By:
Name:
Title:

Exhibit 10.5

STATE OF             )
COUNTY OF             )

This instrument was acknowledged before me on the    day of    , by

________, of [	], a [ ] corporation on behalf of said corporation.

[SEAL]

Notary Public - State of    _

My Commission Expires:

Printed Name of Notary Public
IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

TENANT:

BNSF RAILWAY COMPANY

By:
Name:
Title:

STATE OF             )
COUNTY OF             )

This instrument was acknowledged before me on the    day of    , by

, of BNSF Railway Company, a [Delaware] corporation, on behalf of said corporation.

[SEAL]

Notary Public - State of    _

My Commission Expires:

Exhibit 10.5

Printed Name of Notary Public
IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LANDLORD:

TRT LEASECO, LLC

By:
Name:
Title:

STATE OF             )
COUNTY OF             )

This instrument was acknowledged before me on the    day of    , by

, of TRT LEASECO, LLC, a [ ] on behalf of said company.

[SEAL]

Notary Public - State of    _

My Commission Expires:

Printed Name of Notary Public

EXHIBIT D-1

FORM OF TENANT ESTOPPEL

    _, 20_

[    l
[    l
[    l
Attention: [    ]

Exhibit 10.5

Re:
Lease of the Premises defined in that certain Lease between TRT Leaseco, LLC ("Landlord") and BNSF Railway Company (f/k/a The Burlington Northern and Santa Fe Railway Company ("Tenant"), dated as of [    ], 2014 (the "Lease")

Ladies and Gentlemen :

Subject to any exceptions set forth on Exhibit A hereto, Tenant hereby certifies as follows:

1. Tenant is the tenant under the Lease. The Lease is in full force and effect, and unmodified except as to the following

2.	The Lease has not been canceled or terminated.

3.
The current monthly Fixed Rent under the Lease is $     . Tenant's last date of payment of Fixed Rent, Additional Rent, and other sums due under the Lease ("Rent") was    , and such payment applies through the month of     , and, except for such payment, Tenant has paid no Rent in advance. (The terms "Fixed Rent" and "Additional Rent" are as used or defined in the Lease.). Tenant has not posted a security deposit with Landlord.

4.	Tenant has accepted possession of the Premises described in the Lease and is occupying such Premises.

5.
The term of the Lease commenced on [ ], 2014, and expires on February 28, 2034. Tenant has two (2) options to extend the term of the Lease for a period of five (5) years each. Tenant has no right to terminate the Lease prior to its stated expiration other than as specifically set forth in the Lease.

6.
To the best of Tenant's knowledge, Landlord is not in breach or default under any of its obligations set forth in the Lease, and Tenant is aware of no facts which, with the passage of time, the giving of notice, or both, would constitute a breach or default by Landlord under the Lease.

7.
Tenant is not in default under any of its obligations set forth in the Lease and to the best of Tenant's knowledge, there is no fact which, with the passage of time, the giving of notice, or both, would constitute a Tenant default under the Lease. Tenant has not given Landlord notice of its intention to vacate the Premises prior to the end of the term of the Lease. Tenant's interest under the Lease has not been assigned, by operation of law or otherwise, and no sublease, concession agreement or license covering the Premises or any portion thereof has been entered into by Tenant.

8.
To the best of Tenant's knowledge, Tenant has no claims or defenses against Landlord with respect to the Lease or the Premises and Tenant has no offsets, defenses or claims against rental or any other amount payable under the Lease. There are no tenant improvements costs, allowances or similar amounts that the Landlord is obligated to pay under the Lease, and the Lease is not subject to any rental concessions or leasing brokerage commissions.

9.	No bankruptcy proceeding, whether voluntary or otherwise, is pending or, to the best of Tenant's knowledge, threatened against Tenant.

10.
To the best of Tenant's knowledge, its use, maintenance and operation of the Premises complies with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities, including those relating to environmental, health or safety matters.

The undersigned has executed this Estoppel Certificate for the benefit of, and with the knowledge and understanding that, Landlord, [ ] and [its/their] respective affiliates, successors, and assigns may rely on this Estoppel Certificate. Each person signing this Estoppel Certificate is duly authorized to bind Tenant.

Dated this day of    , 20 .

TENANT:

Exhibit 10.5

By:.    ------------------
Name:
Title:

Exhibit A to Tenant Estoppel Certificate

[Specify any exceptions to certifications or, if there are no exceptions, specify none]

EXHIBIT D-2

FORM OF LANDLORD ESTOPPEL

    , 20_

[    l
[    l
[    l
Attention: [    ]

Re:
Lease of the Premises defined in that certain Lease between TRT Leaseco, LLC ("Landlord") and BNSF Railway Company (f/k/a The Burlington Northern and Santa Fe Railway Company ("Tenant"), dated as of [    ], 2014 (the "Lease")

Ladies and Gentlemen:

Subject to any exceptions specified on Exhibit A hereto, Landlord hereby certifies as follows:

1.	The Lease is in full force and effect, and unmodified except as to the following:

2.	The Lease has not been canceled or terminated.

3.
The current monthly Fixed Rent under the Lease is $    . Tenant's last date of payment of Fixed Rent, Additional Rent, and other sums due under the Lease ("Rent") was    , and such payment applies through the month of     , and, except for such payment, Tenant has paid no Rent in advance. (The terms "Fixed Rent" and "Additional Rent" are as used or defined in the Lease.). Tenant has not posted a security deposit with Landlord.

4.	The term of the Lease commenced on [ ], 2014, and expires on February 28, 2034. Tenant has two (2) options to extend the term of the Lease for a period of five (5) years each.

5.
To the best of Landlord's knowledge, Tenant is not in breach or default under any of its obligations set forth in the Lease, and Landlord is aware of no facts which, with the passage of time, the giving of notice, or both, would constitute a breach or default by Tenant under the Lease.

6.
Landlord is not in default under any of its obligations set forth in the Lease and to the best of Landlord's knowledge, there is no fact which, with the passage of time, the giving of notice, or both, would constitute a Landlord default under the Lease.

7.
Landlord has received no written no claims or defenses from Tenant against Landlord with respect to the Lease or the Premises and, to Landlord's knowledge, Tenant has no offsets, defenses or claims against rental or any other amount payable under the Lease. There are no tenant improvements costs, allowances or similar

Exhibit 10.5

amounts that the Landlord is obligated to pay under the Lease, and the Lease is not subject to any rental concessions or leasing brokerage commissions.

8.	No bankruptcy proceeding , whether voluntary or otherwise, is pending or, to the best of Landlord's knowledge , threatened against Landlord.

The undersigned has executed this Estoppel Certificate for the benefit of, and with the knowledge and understanding that, Tenant, [ ] and [its/their] respective affiliates, successors, and assigns may rely on this Estoppel Certificate. Each person signing this Estoppel Certificate is duly authorized to bind Landlord.

Dated this __ day of    , 20_.

LANDLORD :

By:    _
Name: Title:

Exhibit A to Landlord Estoppel Certificate

[Specify any exceptions to certifications, or if there are no exceptions, specify none]

EXHIBIT E

FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

This Memorandum of Lease is made as of this day of    , 2014, by and between TRT LEASECO, LLC, a Delaware limited liability company, hereinafter called "Landlord ," and BNSF RAILWAY COMPANY (FIK/A THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY), a Delaware corporation, hereinafter called "Tenant".

Landlord and Tenant entered into a Lease (the "Lease"), dated June 1, 2014, whereby Landlord leases to Tenant, and Tenant leases from Landlord, for a term of approximately twenty (20) years, commencing on June 1, 2014 and continuing to and including May 31, 2034 ("Term"), the real property more particularly described on Exhibits A-1, A-2 and A-3 attached hereto and hereinafter referred to as the "Leased Premises." Other terms used herein but not defined shall have the meanings set forth in the Lease.

The Lease, among other things, contains the following provisions:

1.Right of First Offer

A.Subject to Section 44(d) of the Lease, Tenant shall have a right of first offer with respect to the sale of the Leased Premises as set forth in Section 44 of the Lease, subject to certain conditions, limitations and exceptions set forth therein.

B.    Provisions governing the process for exercising this right of first offer, limitations and restrictions on said exercise and the other terms, covenants and conditions of said exercise are set forth at length in Section 44 of the Lease.

Exhibit 10.5

2.	Right of First Refusal

A.Tenant shall have a right of first refusal with respect to the sale of the Leased Premises to a Consumer (as defined in the Lease), a Competitor (as defined in the Lease) or a Railroad Enterprise (as defined in the Lease) as set forth in Section 45 of the Lease, subject to certain conditions, limitations and exceptions set forth therein.

B.    Provisions governing the process for exercising this right of first refusal, limitations and restrictions on said exercise and the other terms, covenants and conditions of said exercise are set forth at length in Section 45 of the Lease.

3.Extension Options. Subject to the conditions, limitations and exceptions set forth in the Lease, Tenant shall have the option to extend the Term for up to two (2) consecutive periods of five (5) years each.

4.Assignment and Successors. This instrument shall also bind and benefit, as the case may require, the heirs, legal representatives, assigns and successors of the respective parties. This instrument shall not become binding upon the parties until it shall have been executed and delivered by both Landlord and Tenant.

5.Recording; No Modification of Lease. This Memorandum of Lease is made and executed by the parties hereto for the purpose of recording the same in the office of the public records of Liberty County, Texas, and is subject in each and every respect, to the rents and other terms, covenants and conditions of the Lease and this Memorandum of Lease is executed and delivered with the understanding and agreement that the same shall not in any manner or form whatsoever, alter, modify or vary the rents and other terms, covenants and conditions of the Lease. Inthe event of any conflict between the terms of this Memorandum of Lease and the Lease, the Lease shall control.

[Remainder of Page Intentionally Blank]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease, under seal, as of the day and year first above written.

LANDLORD:

TRT LEASECO, LLC, a Delaware limited liability company

By:--------------
Title: TENANT:
BNSF RAILWAY COMPANY
(f/k/a The Burlington Northern and Santa Fe Railway Company), a Delaware corporation

By:      _ Name:
Title:

By:    _ Name:
Title:

Exhibit 10.5

STATE OF    )
) SS
COUNTY OF    )

I hereby certify that on this day before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared ____     , to me known to be the person described in and who executed the foregoing instrument as [        ] of BNSF Railway Company (f/k/a The Burlington Northern and Santa Fe Railway Company), a Delaware corporation, and acknowledged before me that (s)he executed the same as such [    ] in the name of and on behalf of said corporation. Witness my hand and official seal in the county and state last aforesaid this day of ,2014 .

Notary Public

My commission expires:
[PRINT NAME]

STATE OF    )
) SS
COUNTY OF    )

I hereby certify that on this day before me, an officer duly authorized in the state aforesaid    and in the county aforesaid to take acknowledgments, personally appeared _________, to me known to be the person described in and who executed the foregoing instrument as    of TRT Leaseco, LLC, a Delaware limited liability company, and acknowledged before me that (s)he executed the same as such     _ in the name of and on behalf of said limited liability company. Witness my hand and official seal in the county and state last aforesaid this day of    , 2014.

Notary Public

My commission expires:
[PRINT NAME]